OFFICE SPACE LEASE AGREEMENT

THIS OFFICE SPACE LEASE AGREEMENT (this "**Lease**") is made as of this 2 day of Jun, 2006, by and between ESTORIL INCORPORATED, a Florida corporation ("**Landlord**"), and WATER BANK OF AMERICA, a [Montréal, Canada] ("**Tenant**").

RECITALS

A. Landlord is the record owner of fee simple title to an improved parcel of real property located at 1395 Brickell Avenue, Miami, Florida, 33131 (the "**Land**"), upon which Landlord has developed a multi-use building ("**the Building**", which term includes the adjacent parking facilities (the "**Parking Garage**") and all other improvements on or under the Land) currently known as the Espirito Santo Plaza, which includes condominiums, a hotel, and office and retail space. The office and retail space within the Building is sometimes referred to in this Lease as "**the Office Complex**"; the Hotel space within the Building is sometimes referred to in this Lease as "**the Hotel**"; the condominiums within the Building, together and individually, are sometimes referred to as "**the Condominium**"; such terms include all common areas which apply to them, including portions of the Parking Garage; all of the Land and the improvements thereon are sometimes referred to as the "**Properties**".

B. The Properties are subject to the Declaration of Covenants, Restrictions and Easements for Estoril Project (as amended from time to time, the "**Declaration**"). The term "Office Complex" as used in this Lease is the same as the "Office Lot" as defined in the Declaration.

C. Tenant desires to lease space in the Office Complex and Landlord is willing to rent space in the Office Complex to Tenant, upon and subject to the terms and conditions set forth below.

NOW, THEREFORE, for and in consideration of the mutual covenants herein made, the parties hereto hereby agree to the following terms and provisions.

ARTICLE I

THE PREMISES

1.1 **Demise**. Landlord hereby leases unto Tenant, and Tenant hereby leases as tenant from Landlord, for the term, for the use and on those terms and conditions specified in this Lease, the premises hereinafter defined and described in Section 1.2 of this Lease (the "**Premises**").

1.2 **Premises**. The Premises shall consist of 2,390 rentable square feet and is commonly referred to as Suite 1020 located on the 10th floor of the Office Complex, located approximately as outlined on the floor plan attached hereto as **Exhibit "A"**.

1.3 **Nonexclusive Rights**. The lease of the Premises includes the nonexclusive right, together with other tenants of the Properties and members of the public, to use the common and public areas of the Properties and portions of the Building, for ingress and egress and other

purposes as described in the Declaration, but includes no other rights not specifically set forth in this Lease and the Declaration. Subject to Landlord's Rules and Regulations, defined below, and Force Majeure, defined below, Tenant shall have reasonable access to the Premises, twenty-four hours a day, seven days a week, fifty-two weeks a year.

1.4 **Landlord's Reserved Rights**. Landlord hereby reserves to itself and its successors and assigns the right (i) to change from time to time the street address and/or name of the Properties, the Building or the Office Complex and/or the arrangement and/or location of entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets, or other public portions of the Properties, the Building or the Office Complex; (ii) to own, install, erect, use, maintain, repair and replace pipes and conduits in and through the Premises; and (iii) to grant to any other person or entity the exclusive right to conduct any particular business or undertaking in the Properties, the Building or the Office Complex, and (iv) the right to lease or agree to occupancy rights in any portion of the Properties, to any person or entity. Tenant hereby consents and agrees to the foregoing and further agrees and acknowledges that Landlord may exercise any or all of the foregoing rights without being held liable for of an eviction, actual or constructive, or a disturbance or interruption of the business of Tenant or of Tenant's use or occupancy of the Premises.

1.5 **Delivery of Premises**. Landlord shall deliver the Premises to Tenant in its "As Is" condition except for the improvements to be provided in accordance with the Work Letter Agreement attached hereto as **Exhibit "B"** (the "**Work Letter**") to be Substantially Completed (as defined in the Work Letter) on or before the Lease Commencement Date.

ARTICLE II

TERM

2.1 **Term**. The term of this Lease ("**Lease Term**") shall commence at 12:00 noon on the Lease Commencement Date (as defined under Section 2.2), and shall continue, unless earlier terminated or extended in accordance with the provisions of this Lease, for a period of sixty (60) consecutive months and shall cease, terminate and expire at 12:00 noon on the day (the "**Lease Expiration Date**") which is the last day of the sixtieth (60th) month of the Lease Term.

2.2 **Lease Commencement Date**. The "**Lease Commencement Date**" shall be the earlier of September 1, 2006, or the date Landlord delivers the Premises with the Building Standard Work Substantially Complete in accordance with the Work Letter (or would have delivered the Premises Substantially Complete to the extent caused by any Tenant Delay (as defined in the Work Letter)). Notwithstanding the foregoing, this Lease instrument is fully binding upon the parties upon the execution of it by both Landlord and Tenant.

2.3 **Lease Year**. For purposes of this Lease, the term "**Lease Year**" shall mean each consecutive period of twelve (12) calendar months, commencing on (a) if the Lease Commencement Date occurs on the first day of a calendar month, then such date, or (b) alternatively, the first day of the calendar month immediately following the month in which the Lease Commencement Date occurs and each anniversary of such day, except that the first Lease

Year ("**First Lease Year**") shall also include the period from the Lease Commencement Date until the first day of the following month.

2.4 **Acceptance of Possession by Tenant**. The taking of possession of the Premises by Tenant shall constitute an acknowledgment by Tenant that the Premises are in good condition and that all work and materials provided by Landlord are satisfactory, except as to any defects or incomplete work that are described in a written notice given by Tenant to Landlord no later than ten (10) days after Tenant commences occupancy of the Premises. Landlord shall be obligated to correct and complete only those defects and incomplete items, if any, described in such notice that Landlord's architect or engineer confirms are, in fact, defective or incomplete items in the shell of the Premises that Landlord delivers to Tenant.

2.5 **Partial Occupancy**. Subject to obtaining Landlord's approval, which may be withheld in Landlord's sole discretion, Tenant may elect to occupy and utilize for business purposes some portion(s) of the Premises prior to the Lease Commencement Date, in which event Tenant's occupancy shall be subject to the provisions of this Lease, except that Tenant's rental obligations shall be equitably adjusted on a pro rata basis to reflect the rentable areas and time period involved in such partial occupancy. Occupancy of 50% or more of the Premises shall be deemed occupancy of all of the Premises.

2.6 **Memorialization of Dates**. As of the Lease Commencement Date, Landlord and Tenant shall execute a written memorandum reflecting the actual Lease Commencement Date, the Lease Expiration Date, the rentable area of the premises as of the Lease Commencement Date, the Base Rent as determined, and any other pertinent matters that would reasonably be included in such a memorandum.

ARTICLE III

RENT

3.1 **Rent**. On and after the Lease Commencement Date, Tenant shall pay as rent for the Premises the amounts set forth in this Article III (each of which shall be considered rent and all of which are, unless specifically stated otherwise, collectively referred to herein as "**Rent**").

3.2 **Base Rent**. The base rent ("**Base Rent**") payable by Tenant during the term hereof shall be as follows:

((

Lease Year	Rate Per Square Foot	Monthly Installment (per square foot rate x 2,390 square feet)	Total Annual Installment
1	$38.00	$7,568.33	$90,820.00 (plus any partial month)
2	$39.52	$7,871.07	$94,452.80
3	$41.10	$8,185.75	$98,229.00
4	$42 74	$8,512.38	$102,148.60
5	$44.45	$8,852.96	$106,235.50

3.3 **Base Rent Installments**. Base Rent shall be payable in equal monthly installments, in advance, equal to one-twelfth (1/12) of the annual amounts set forth above, together with all applicable sales taxes thereon. The first payment of Base Rent shall be made upon the signing of this Lease by Tenant and subsequent monthly payments shall be made on the first day of each and every calendar month during the Lease Term. If the Lease Commencement Date is a date other than the first day of a month, the first monthly installment of Base Rent shall be prorated for the period from such date until the first day of the following month at the rate of one-thirtieth (1/30th) of the monthly installment for each day, payable in advance, and the first payment of Base Rent made upon the signing of this Lease shall be applied, subject to the terms hereof, to the first full calendar month of the Lease Term.

3.4 **Increases in Taxes and in Operating Expenses**. In addition to the Base Rent, Tenant shall pay to Landlord as Additional Rent (as defined in Section 3.7) Tenant's Proportionate Share (as defined below) of increases in Taxes (defined below) and Tenant's Proportionate Share of increases in Operating Expenses (defined below) above those for the base calendar year of 2006 (the "**Base Year**"). All payments under this Section 3.4 shall be deemed and considered to be Additional Rent.

3.4.1 **"Tenant's Proportionate Share"** means a fraction, the numerator of which is the approximate and agreed upon net rentable square footage, including building common area factors, of the Premises, and the denominator of which is the approximate and agreed upon net rentable square footage, including building common area factors, of the Office Complex. Landlord and Tenant agree that the net rentable square footage, adjusted for common area factors, of the Premises is 2,384 square feet and of the Office Complex is 254,567 square feet; Tenant's Proportionate Share is agreed to be Ninety Four Hundredths (.94%) percent.

3.4.2 All allocations of Taxes and Operating Expenses shall be governed by and subject to the provisions of the Declaration. In the event of any conflict between the provisions of this Lease, including those of this Section 3.4, and those of the Declaration, the Declaration shall control unless otherwise specified in this Lease. Taxes and Operating

Expenses for the Base Year and all subsequent years shall be grossed-up as provided in Section 3.4.5. Landlord may determine, in its discretion, to compute some or all of the Taxes and Operating Expenses separately for the office use tenants and the retail tenants, in which event equitable apportionments shall be made between the two groups of tenants of the Office Complex, with applicable adjustments in both the Base Year and subsequent years.

3.4.3 "**Taxes**" means all impositions, taxes, assessments (special or otherwise), water and sewer charges and rents (but not those included in Operating Expenses), impact fees and other governmental or regulatory liens or charges of any and every kind, nature and sort whatsoever, ordinary and extraordinary, general and special, and substitutes therefor, and installments thereof including any interest or charges on amounts which may be or are paid in installments, and all costs incurred by Landlord in contesting or negotiating such amounts, attributable in any manner to the Office Complex or chargeable to the Office Complex pursuant to the Declaration, whether or not designated "real estate tax" or otherwise. Nothing in this paragraph shall be construed to include as a tax which shall be the basis of "Taxes" any inheritance, estate, succession, transfer or gift tax imposed upon Landlord or any income taxes specifically payable by Landlord as a separate tax-paying entity without regard to Landlord's income source as arising from or out of the Properties or the Office Complex or both of them, or any tax payable by Tenant pursuant to any other provisions of this Lease. The calculation of the amount of payments under this paragraph shall not be diminished by the nonassessment of any tax assessment or the nonassessment or reduction in amount of any special taxing district or similar assessment in a year subsequent to the Base Year which was assessed and included in the Base Year, but such assessment shall, as to any year in which it is not assessed and included (or in which it is reduced) also not be included (or shall be reduced) in Base Year computations or such computations shall be equitably adjusted, as appropriate. Furthermore, if at any time after the date of this Lease the methods of taxation shall be altered so that in lieu of or as a substitute for the whole or any part of the taxes now levied, assessed or imposed on leasehold, fee or other interests in real estate as such, there shall be levied, assessed or imposed (a) a tax on the rents received from such real estate, or (b) a license fee measured by the rents receivable by Landlord from all or any part of the Office Complex, or (c) a tax or license fee imposed upon Landlord which is otherwise measured by or based in whole or part upon all or any part of the Office Complex, or (d) an income or franchise tax, then such tax or fee shall be included in the computation of "Taxes" under this Lease, computed as if the amount of such tax or fee so payable were that due if the Office Complex were the only property of Landlord subject to this tax or fee.

3.4.4 "**Operating Expenses**" means all expenses, costs and disbursements, of every kind and nature, which Landlord shall pay or become obligated to pay because of or in connection with the ownership, management, maintenance and/or operation of the Office Complex and Properties together with any such expenses, costs or disbursements that Landlord may pay or become obligated to pay in connection with the Office Complex pursuant to the Declaration or otherwise, and the personal property of Landlord used in the operation of the Office Complex as determined in accordance with generally accepted accounting principles, which are properly chargeable to the operation of the Office Complex, but not including any costs of initial construction or the cost of individual tenant improvements, special or additional costs paid by any other individual tenant, expenses which are solely attributable to the Hotel or to the Condominium or to both of them without benefit to tenants of the Office Complex,

matters specifically excluded pursuant to the Operating Expense exclusions listed below, nor any amounts included in "Taxes". Landlord may assess certain charges separately for retail and for office tenants, in which event such charges shall be equitably apportioned.

3.4.4.1 By way of explanation and clarification, but not of limitation, Operating Expenses will include the following expenses:

(a) All amounts, other than those included in and charged as "Taxes", to be paid by the owner of the Office Complex pursuant to the Declaration;

(b) All wages and salaries of all employees engaged in the management, operation and maintenance or security, including taxes, insurance and benefits relating thereto and employer's social security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages and salaries, and any other fringe benefits for such employees;

(c) The cost of all supplies and materials used in the management, operation and maintenance;

(d) All costs (including surcharges) of all utilities, including water, sewer, electric power, heating, lighting, air conditioning and ventilating;

(e) All costs of all maintenance and service agreements and the equipment therein, including on any security and energy management services, window cleaning, elevator maintenance and janitorial service; costs of insurance as Landlord may elect in its sole determination and insurance required or requested by Landlord's mortgagee; costs of compliance with the USA PATRIOT Act and similar acts, and all federal, state and other governmental laws, ordinances and regulations;

(f) All costs of all insurance, including casualty and liability insurance, and insurance on Landlord's personal property used in connection with the Properties and special coverages and business losses, as may be available now or in the future;

(g) All costs of repairs and general maintenance (excluding repairs and general maintenance paid by proceeds of insurance or by Tenant or other third parties, and alterations attributable solely to and paid by tenants of the Office Complex other than Tenant);

(h) Management fees, costs and expenses;

(i) All costs of professional services or fees involved in any contest of any taxes or assessments with respect to the Office Complex or the Land, including legal and accounting services;

(j) All costs of any additional services not provided to the Office Complex at the Lease Commencement Date but thereafter provided by Landlord in the prudent management of the Office Complex; and

(k) All costs of any capital improvements made to the Office Complex, the cost thereof to be amortized over such period established by generally accepted accounting principles (GAAP), together with interest on the unamortized balance at the rate of eight percent (8%) per annum, or such higher rate as may have been paid by Landlord on funds borrowed for the purposes of constructing said capital improvements.

3.4.4.2 Notwithstanding the foregoing, Operating Expenses will not include the following:

(a) expenses for repairs or other work occasioned by condemnation or fire or other casualty to the extent covered by insurance;

(b) leasing commissions;

(c) interest or amortization of mortgages secured by the Building and/or the Properties and any other debt service for loans made to Landlord (but not including current operating debts or lease obligations connected with equipment used in the operation and maintenance of the Office Complex and/or the Properties);

(d) ground lease or master lease rental payments on the Building or the Properties, if any;

(e) any expense, including an expense incurred in connection with furnishing to other Office Complex tenants, at times other than Normal Business Hours (defined below), those services that are generally furnished by Landlord only during Normal Business Hours (including air-conditioning and heat) that is fully reimbursed to Landlord by Tenant or any other tenant of the Office Complex, or any expense billed to and paid directly by same for their own account or on Landlord's behalf;

(f) expenses for capital improvements to the Office Complex and the Properties (except as otherwise expressly provided herein, including item 3.4.4.2 (k) above);

(g) any advertising, promotional and other similar expenses incurred in connection with leasing or sale of the Office Complex or the Properties, other than such expenses that are intended to benefit the Office Complex tenants in general (e.g. holiday decorations, newsletters, etc.); and

(h) fines or penalties assessed to Landlord for non-compliance with any applicable governmental law, ordinance, rule or regulation.

3.4.5 If the Office Complex is not fully occupied during any calendar year of the Lease Term (including the Base Year), the Operating Expenses for purposes of this Lease shall be determined as if the Office Complex has been fully occupied and fully assessed during such calendar year. For the purposes hereof, fully occupied shall mean occupancy of 95% of the rentable area of the Office Complex is occupied by tenants and all services

(including but not limited to janitorial, security, and utilities) are being delivered to tenants of 95% of the rentable area in the Office Complex.

3.5 **Statements**. Prior to January 1 of each calendar year during the Lease Term after the Base Year, Landlord shall provide to Tenant a comparison of the Taxes and the Operating Expenses for the Base Year and the projected Taxes and Operating Expenses for such upcoming calendar year, together with a statement of the projected excess of the projected Taxes and Operating Expenses over those for the Base Year. During each month of the following calendar year, Tenant shall pay to Landlord, in advance and simultaneously with each monthly installment of Base Rent, one-twelfth (1/12) of Tenant's Proportionate Share of any such projected excess of the Taxes or Operating Expenses over those for the Base Year. Landlord shall, after the close of each calendar year following the Base Year, provide Tenant a statement of such year's actual Taxes and Operating Expenses showing the actual excess over those for the Base Year. If such statement shows that Tenant's monthly payments of Taxes or Operating Expenses pursuant to this Section exceeded Tenant's share of the actual increase incurred for the preceding calendar year, then Landlord shall apply such excess to Tenant's next-due rent installment. If such statement shows that Tenant's share of the actual increase in the Taxes or the Operating Expenses exceeded the monthly payments of Taxes or Operating Expenses from Tenant pursuant to this Section for the preceding calendar year, then Tenant shall within thirty (30) days after receipt of such statement pay the total amount of such deficiency to Landlord.

3.6 **Proration**. Should this Lease Agreement commence, or terminate, at any time other than the first, or last, day of a calendar year, the payment of Tenant's Proportionate Share under this Section shall be prorated and adjusted for such commencement or termination year on a proportionate daily basis (assuming a 365 day calendar year); Additional Rent, due by reason of the provisions of Section 3.4, for the final months of this Lease is due and payable even though it may not be calculated until subsequent to the termination date of this Lease. Tenant's obligation to make the payments under this Section as Additional Rent shall survive any termination of this Lease, lapse of time, or otherwise. Failure of Landlord to furnish in a timely manner a statement of actual Operating Expenses or Taxes or to give notice of an adjustment to rent under this Section 3 shall not prejudice or act as a waiver of Landlord's right to furnish such statement or to give such notice at a subsequent time or to collect any adjustment to the Additional Rent for any preceding period.

3.7 **Additional Rent**. If Landlord shall make any expenditure for which Tenant is responsible or liable under this Lease, or if Tenant shall become obligated to Landlord under this Lease for any sum other than Base Rent, including Tenant's Proportionate Share of increased Taxes or Operating Expenses as set forth in Section 3.4 of this Lease, the amount thereof shall be deemed to constitute additional rent ("**Additional Rent**") and shall be due and payable by Tenant to Landlord, together with all applicable sales taxes thereon, if any, simultaneously with the next succeeding monthly installment of Base Rent or at such other time as may be expressly provided in this Lease for the payment of the same.

3.8 **Sales Tax**. In addition to the Base Rent, Additional Rent and any other sums or amounts required to be paid by Tenant to Landlord pursuant to the provisions of this Lease, Tenant shall also pay to Landlord, simultaneously with such payment of such rents or other sums or amounts, the amount of any applicable sales, use or excise tax on any such rents or other sums

or amounts so paid by Tenant to Landlord, whether the same be levied, imposed or assessed by the State of Florida or any other federal, state, county or municipal governmental entity or agency. Any such sales, use or excise taxes shall be paid by Tenant to Landlord at the same time that each of the Base Rent, Additional Rent or any other sum or amount with respect to which such taxes are payable are paid by Tenant to Landlord. In the event that any business, rent or other taxes that are now or hereafter levied upon Tenant's use or occupancy of the Premises are enacted, changed or altered so that any of such taxes are levied against Landlord, or the mode of collection of such taxes is changed so that Landlord is responsible for collection or payment of such taxes, Tenant shall pay any and all such taxes to Landlord upon written demand from Landlord as Additional Rent.

3.9 **Payment of Rent**. Each of the foregoing amounts of rent and other sums shall be paid to Landlord on the first (1st) day of every calendar month during the Lease Term without demand and without deduction, set-off, claim or counterclaim of any nature whatsoever which Tenant may have or allege to have against Landlord, and all such payments shall, upon receipt by Landlord, be and remain the sole and absolute property of Landlord. All such rents and other sums shall be paid to Landlord in legal tender of the United States at the address to which notices to Landlord are to be given or to such other party or to such other address as Landlord may designate from time to time by written notice to Tenant. If Landlord shall at any time accept any such rents or other sums after the same shall become due and payable, such acceptance shall not excuse a delay upon subsequent occasions, or constitute or be construed as a waiver of any of Landlord's rights hereunder. Tenant acknowledges that the Rent payments shall be made by Tenant to Landlord without any claim on the part of Tenant for diminution, setoff, or abatement. Nothing shall suspend, abate, or reduce any Rent, unless otherwise specifically provided for in this Lease.

3.10 **Past Due Rent**. If Tenant fails to make any payment of Base Rent, Additional Rent or any other sums or amounts to be paid by Tenant hereunder within three (3) business days of on or before the date such payment is due and payable, Tenant shall pay to Landlord an administrative late charge of five percent (5%) of the amount of such payment. In addition, such past due payment shall bear interest at the maximum interest rate then allowable under the laws of the State of Florida from the date such payment became due to the date of payment thereof by Tenant. Such late charge and interest shall constitute Additional Rent due and payable hereunder with the next installment of Base Rent due hereunder. In the event any check, bank draft or negotiable instrument given for any payment under this Lease shall be dishonored at any time for any reason whatsoever not attributable to Landlord, Landlord shall be entitled, in addition to any other remedy that may be available, to an administrative charge of Five Hundred Dollars ($500.00). Such administrative fees and charges described in this section are not penalties, but liquidated damages to defray administrative, collection, and related expenses due to Tenant's failure to make such Rent payment when due or to Tenant's invalid payment. An additional administrative fee and late charge shall become immediately due and payable on the first day of each month for which all or a portion of a Rent payment (or any administrative fee or charge) remains unpaid.

ARTICLE IV

SECURITY DEPOSIT

4.1 **Security Deposit**. Simultaneously with the execution of this Lease Tenant shall deliver to Landlord the sum of three (3) month's Base Rent and estimated Additional Rent (the "**Security Deposit**"), as security for the faithful performance by Tenant of all of Tenant's obligations, covenants, conditions and agreements under this Lease. Landlord shall not be required to maintain the Security Deposit in a separate account and the Security Deposit may be combined with other funds of Landlord unless otherwise required by law. The Security Deposit shall not earn interest, unless otherwise required by law. **[To be determined after review of Tenant's financial statements]**

4.2 **Allocation of Security Deposit**. In the event of any default by Tenant hereunder, Landlord shall have the right, but shall not be obligated, to use, apply or retain all or any portion of the Security Deposit, for: (a) the payment of any Base Rent or Additional Rent or any other sum of money payable by Tenant to Landlord; (b) the payment of any amounts which Landlord may spend or become obligated to spend to repair physical damage to the Premises or the Office Complex or for any restoration provided for in this Lease; or (c) the payment of any amount Landlord may spend or become obligated to spend, or for the compensation of Landlord for any losses incurred by reason of any default by Tenant hereunder, including, but not limited to, any damage or deficiency arising in connection with the reletting of the Premises or any discharge of any liens against the Premises or any portion thereof. If any portion of the Security Deposit is so used or applied, then within three (3) business days after written notice to Tenant of such use or application, Tenant shall deposit with Landlord cash in an amount sufficient to restore the Security Deposit to its original amount, and Tenant's failure to do so shall constitute a default under this Lease.

4.3 **Return of Security Deposit**. Unless otherwise required by law, within thirty (30) days after the expiration of the Lease Term, and provided Tenant has vacated the Premises and is not in default hereunder, Landlord shall return the Security Deposit to Tenant, without interest, less such portion thereof as Landlord shall have appropriated and applied in accordance with the provisions of this Article, or estimated to become due pursuant to Section 3.6.

4.4 **Transfer of Security Deposit**. In the event of the sale or transfer of Landlord's interest in the Premises or the Office Complex, Landlord shall have the right to transfer the Security Deposit to the purchaser or assignee, in which event Tenant shall look only to the purchaser or assignee, as the new landlord, for the return of the Security Deposit, and Landlord hereunder shall thereupon be released and discharged from all liability to Tenant for the return of the Security Deposit.

4.5 **Mortgagee**. Tenant hereby acknowledges that Tenant will not look to the holder of any mortgage encumbering the Office Complex (or any part thereof or interest therein) for return of the Security Deposit if such holder, or its successors or assigns, shall succeed to the

ownership of the Office Complex, whether by foreclosure or deed in lieu thereof, except if and to the extent the Security Deposit is actually transferred to and accepted by such mortgage holder.

4.6 **Third Party Claims on Security Deposit**. In the event of bankruptcy or other creditor debt proceedings against Tenant which result in a third party claim on the Security Deposit, the Security Deposit shall be deemed to be first applied to the payment of rents and other sums due Landlord for all periods prior to the filing of such proceedings.

ARTICLE V

USE OF PREMISES

5.1 **Use of Premises**. Throughout the term of this Lease, Tenant shall use and occupy the Premises solely for general office purposes and for no other use or purpose whatsoever without the prior written consent of Landlord. Tenant shall not use or occupy the Premises for any unlawful purposes or in any manner that will constitute waste, nuisance or unreasonable annoyance to the Landlord or other tenants of the Office Complex or the Properties, and shall at all times comply with, and cooperate with Landlord in regard to, the USA PATRIOT Act and other federal and state laws, rules and regulations.

5.2 **Compliance with Laws**. Tenant shall comply with all applicable laws, ordinances (including zoning ordinances and land use requirements), rules, regulations, and orders of all federal, state, county and municipal governments and any other public or quasi-public authority having jurisdiction over the Premises or the business activities conducted therein, including particularly, but without limitation, those concerning the use, occupancy and condition of the Premises and all machinery, equipment and furnishings located therein, and of any insurance underwriting board or insurance inspection bureau having or claiming jurisdiction or any other body exercising similar functions and of all insurance companies from time to time selected by Landlord to write policies of insurance covering the Office Complex and any business activity conducted therein or therefrom, and with the provision of the Declaration. It is expressly understood that if any present or future law, ordinance, regulation or order requires an occupancy permit for the Premises, Tenant will obtain such permit at Tenant's own expense.

5.3 **Hazardous Materials and Sewage Prohibited**. Tenant shall at all times during the term of this Lease keep the Premises free of Hazardous Materials (as hereinafter defined), and neither Tenant nor any of its employees, agents, invitees, licensees, contractors or subtenants (if permitted) shall use, generate, manufacture, refine, treat, process, produce, store, deposit, handle, transport, release, or dispose of Hazardous Materials in, on or about the Premises, the Office Complex or the Land, or the groundwater thereof, in violation of any federal, state or municipal law, decision, statute, rule, ordinance or regulation currently in existence or hereafter enacted or rendered. Tenant shall give Landlord prompt written notice of any claim received by Tenant from any person, entity or governmental agency that a release or disposal of Hazardous Materials has occurred on the Premises, Office Complex or Land. As used herein, the term "**Hazardous Materials**" shall mean and be defined as any and all toxic or hazardous substances, chemicals, materials or pollutants, of any kind or nature, which are regulated, governed, restricted or prohibited by any federal, state or local law, decision, statute, rule, or ordinance currently in existence or hereafter enacted or rendered. Tenant shall not discharge into any

sanitary sewer system serving the Properties any toxic or hazardous sewage or waste other than that which is normal domestic wastewater. Any toxic or hazardous sewage or waste which is produced or generated by Tenant or in connection with the operation of Tenant's business shall be handled and disposed of as required by and in compliance with all applicable local, state and federal laws, ordinances and rules or regulations or shall be pre-treated to the level of domestic wastewater prior to discharge into any sanitary sewer system serving the Properties.

ARTICLE VI

ASSIGNMENT AND SUBLETTING

6.1 **Prohibition**. No assignment, transfer, sublease, mortgage or other encumbrance of this Lease, Tenant's interest in the Premises, or the right of occupancy hereunder, may be effected by operation of law or otherwise without the prior written consent of Landlord, which consent will not be unreasonably withheld or delayed by Landlord. If Tenant is a partnership (whether general or limited), a withdrawal or change, whether voluntary, involuntary or by operation of law, of partners owning a controlling interest in Tenant shall be deemed to be a voluntary assignment of this Lease. If Tenant is a corporation or limited liability company, any dissolution, merger, consolidation or other reorganization of Tenant, or the sale or transfer of a controlling interest of the capital stock of or membership interests in Tenant, shall be deemed to be a voluntary assignment of this Lease subject to the foregoing prohibition; provided, however, that the foregoing prohibition shall not apply to any corporation whose stock is traded through a national or regional exchange or over-the-counter. Any attempted assignment, transfer, sublease, mortgage or other encumbrance by Tenant of this Lease or its interest in the Premises without Landlord's prior written consent shall, at the option of Landlord, constitute a default by Tenant under this Lease entitling Landlord to exercise any or all of the rights and remedies available to the Landlord hereunder, and Tenant shall remain liable for all rent and other sums due under this Lease and all damages suffered by Landlord on account of such default by Tenant.

6.2 **Assignment in Bankruptcy**. Notwithstanding any of the foregoing provisions, covenants, and conditions of Section 6.1 above to the contrary, in the event that this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. 101 et seq. (the "**Bankruptcy Code**"), any and all monies or other considerations payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord, and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other consideration constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and be promptly paid to or turned over to Landlord. If Tenant proposes to assign this Lease pursuant to the provisions of the Bankruptcy Code to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to Tenant, then notice of such proposed assignment setting forth: (a) the name and address of such person; (b) all of the terms and conditions of such offer; and (c) the adequate assurance to be provided by Tenant to assure such person's future performance under the Lease, including without limitation, the assurances referred to in the Bankruptcy Code, or any such successor or substitute legislation or rule thereto, shall be given to Landlord by Tenant no later than twenty (20) days after receipt by Tenant, but in any event no later than ten (10) days prior to the date that Tenant shall make

application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption. Landlord shall thereupon have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment of this Lease. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption.

6.3 **Assignment or Sublease**. Should Tenant desire to assign this Lease or sublet or allow the use by a third party of the Premises or any part thereof, Tenant shall give Landlord prior written notice ("**Sublease or Assignment Statement**"), which notice shall specify (i) the name and business of the proposed assignee or sublessee, (ii) the amount and location of the space affected, (iii) the proposed effective date and duration of the subletting or assignment (which shall not be less than thirty (30) or more than ninety (90) days after the date of Tenant's Sublease or Assignment Statement), and (iv) the proposed rent or other consideration to be paid to Tenant by such sublessee or assignee. Landlord shall then have fourteen (14) days following receipt of such notice within which to notify Tenant in writing that Landlord elects either: (1) to permit Tenant to assign or sublet such space, subject to Landlord's prior approval of the instruments evidencing such assignment or sublease, and Landlord's receipt of the consideration paid to Tenant in regard to such transaction, as described below; (2) to withhold consent (provided such consent is not unreasonably withheld) to Tenant's assigning or subleasing such space and to continue this Lease in full force and effect as to the entire Premises; or (3) in the event of a sublease of all or any portion of the Premises, to recapture the Premises or applicable portion thereof from Tenant and terminate this Lease (in part or in whole, as appropriate) in which case Landlord shall be permitted to lease the Premises to any third party. If Landlord elects to recapture the space to be sublet, Landlord shall provide written notice of the same to Tenant ("Recapture Notice") and Tenant may, within ten (10) days of receipt of the Recapture Notice, elect to withdraw its request for Landlord's consent to a sublease whereby Landlord shall not have the right to recapture the space and the subject space shall remain part of the Premises. If Landlord should fail for any reason to notify Tenant in writing of its election within the aforesaid fourteen (14) day period, Landlord shall be deemed to have withheld its consent to such assignment or sublet. Any person to whom this Lease is assigned shall be deemed without more to have assumed all of the obligations arising under this Lease from and after the date of such assignment and shall execute and deliver to Landlord, upon demand, an instrument confirming such assumption. Any subtenant of the Premises shall be deemed to have assumed all of the obligations arising under this Lease related to the area of the Premises which it sublets or occupies from and after the date of such subletting or occupancy and shall execute and deliver to Landlord, upon demand, an instrument confirming such assumptions. If Tenant shall not enter into a sublease or assignment pursuant to the notice set forth in this paragraph within one hundred eighty (180) days after the delivery of the said notice, then the provisions of this paragraph shall again be applicable.

6.3.1 Except as provided in the paragraph below, the "Net Profits" (defined below) received by Tenant as the proceeds of any assignment, sale, sublease or other occupancy of Tenant's interest in this Lease and/or the Premises, whether consented to by Landlord or not, shall be paid to Landlord, and Tenant hereby assigns all rights it might have or ever acquire in any such Net Profits to Landlord. This covenant and assignment shall benefit Landlord and its successors in ownership of the Office Complex and shall bind Tenant and Tenant's heirs, executors, administrators, personal representatives, successors and assigns. Any assignee, sublessee, occupant or purchaser of Tenant's interest in this Lease (all such assignees, sublessees, occupants or purchasers being hereinafter referred to as "**Successors**"), by occupying the Premises and/or assuming Tenant's obligations hereunder, shall be deemed to have assumed liability to Landlord for all amounts paid to persons other than Landlord by such Successor in consideration of any such sale, assignment or subletting, in violation of the provisions hereof. "**Net Profits**" shall mean any rental or other consideration paid, credited or accrued to Tenant in connection with any assignment of this Lease, or subletting of all or part of the Premises, less the sum of: (i) any obligations (including any Rent and Additional Rent) due Landlord from Tenant pursuant to this Lease with respect to any sublet portion of the Premises as may accrue subsequent to the commencement of such sublease; and (ii) any reasonable expense incurred by Tenant in connection with entering into such assignment or sublease or occupancy agreement (including legal fees to third parties).

6.3.2 Tenant agrees to reimburse Landlord for Landlord's attorneys' fees and costs incurred in connection with the processing and documentation of any request made pursuant to this Section 6.3. Tenant shall deliver to Landlord, within five (5) days after execution by Tenant, an original counterpart of any executed sublease or instrument of assignment, together with Tenant's and the subtenant's (or assignee's) affidavit that such sublease or assignment instrument is the true and complete statement of the subletting or assignment and reflects all sums and other consideration passing between the parties. Tenant shall pay, indemnify and hold Landlord harmless from and against, any and all cost or expense (including reasonable attorneys' fees and disbursements) and liability in connection with any compensation, commissions or charges claimed by any broker or agent with respect to any assignment or subletting.

6.4 **Effect of Consent**. The consent by Landlord to any assignment, transfer, sublease, mortgage or encumbrance shall not be construed as a waiver or release of Tenant from any and all liability for the performance of all covenants and obligations to be performed by Tenant under this Lease, nor shall the collection or acceptance of rent from any assignee, transferee or subtenant constitute a waiver or release of Tenant from any of its liabilities or obligations under this Lease. Landlord's consent to any assignment, transfer, sublease, mortgage or encumbrance shall not be construed as relieving Tenant (or any such assignee or subtenant) from the obligation of obtaining Landlord's consent to any further assignment, transfer, sublease, mortgage or encumbrance in accordance with the provisions of Sections 6.1, 6.2 or 6.3 hereof, as applicable. For any period during which Tenant is in default hereunder, Tenant hereby assigns to Landlord the rents or other sums due from any subtenant or assignee of Tenant and hereby authorizes each subtenant or assignee to pay said rents or other sums directly to Landlord. All monies, rents or other consideration paid or delivered to, or received by, Tenant from any subtenant or assignee shall be held by Tenant in trust for Landlord and shall be paid to Landlord immediately upon demand therefor. Tenant further agrees to submit any and all instruments of

assignment, transfer or sublease to Landlord for Landlord's prior written approval as to form and substance, which may be given or withheld by Landlord in its sole and absolute discretion, but which instruments shall provide, as an express condition precedent to Landlord's prior approval, that any assignee, transferee or sublessee agrees to remain jointly and severally liable to Landlord for all obligations imposed by any such agreement of assignment, transfer or sublease.

ARTICLE VII

TENANT'S MAINTENANCE AND REPAIRS

7.1 **Maintenance**. Tenant will keep and maintain the Premises and all fixtures and equipment located therein in clean, safe and sanitary condition, will take good care thereof and will make all required repairs thereto, and will suffer no waste or injury thereto. Landlord, at its cost, shall provide and install Building standard (as to number, location, and style) light fixtures, if any, and all replacement tubes for such light fixtures. All other bulbs, tubes and lighting fixtures for the Premises shall be provided and installed by Tenant at its cost and expense.

7.2 **Repairs**. All injury, breakage and damage to the Premises and to any other part of the Office Complex caused by any act or omission of Tenant or of any agent, employee, subtenant, contractor, customer or invitee of Tenant shall be repaired by and at the sole expense of Tenant, except that Landlord shall have the right, at its option, to make such repairs and to charge Tenant for all costs and expenses incurred in connection therewith as Additional Rent hereunder, which shall be due and payable upon demand.

ARTICLE VIII

TENANT ALTERATIONS

8.1 **Prohibition.** Tenant will not make or permit anyone to make any alteration, addition, improvement, removal, demolition or other construction or work of any nature (collectively "**Alterations**"), structural or otherwise, in or to any portion of the interior or exterior of the Premises or the Office Complex, without the prior written consent of Landlord, which may be withheld in Landlord's sole and absolute discretion. Landlord may impose any conditions upon its approval as it deems appropriate, including, without limitation, (a) the review and approval of any plans and specifications for such work; (b) the review and approval of the contractor or other persons who will perform the work; (c) the acquisition by Tenant of specified additional insurance; and (d) satisfactory assurance to the Landlord of Tenant's financial ability to complete and pay for the Alterations. All Alterations permitted by Landlord and constructed or installed by Tenant shall conform to all laws, ordinances, rules and regulations and requirements as set forth in Section 5.2 of this Lease. As a condition precedent to such written consent of Landlord, Tenant agrees to obtain and deliver to Landlord written, unconditional waivers of mechanic's and materialmen's liens against the Premises, the Office Complex and the Land from all proposed contractors, subcontractors, laborers and material suppliers for all work, labor and services to be performed and materials to be furnished in connection with any such Alterations.

8.2 **Indemnification; Removal**. Tenant shall indemnify and hold Landlord harmless from and against any and all expenses, liens, claims, liabilities and damages based on or arising, directly or indirectly, by reason of any Alterations within or upon the Premises. If any Alterations are undertaken or permitted by Tenant without the prior written consent of Landlord, Landlord shall have the right to remove and correct such Alterations and restore the Premises to its condition immediately prior thereto, and Tenant shall be liable for all costs and expenses incurred by Landlord in connection therewith, which shall be paid by Tenant to Landlord as Additional Rent.

8.3 **Alterations**. All Alterations erected by Tenant shall be the property of Tenant during the Term and, unless Landlord elects otherwise, the property of Landlord as of the Expiration Date or earlier termination of this Lease. Landlord reserves the right to require Tenant to remove Tenant's Alterations and restore the Premises to their condition as of the Commencement Date, reasonable wear and tear excepted, on or before the Lease Expiration Date or any sooner date of termination of this Lease or of Tenant's right of possession; provided, however, that if Landlord so elects prior to termination or expiration of this Lease or of Tenant's right of possession, such Alterations shall become the property of Landlord as of the Expiration Date or any sooner date of termination of this Lease or of Tenant's right of possession and shall be delivered to the Landlord with the Premises. The provisions of this Section 8.3 shall survive the Lease Expiration Date or earlier termination of this Lease. Tenant shall pay Manager a supervisory fee equal to four (4%) percent of the cost of Alterations, which fee shall be paid within ten (10) days after demand by Landlord.

ARTICLE IX

LANDLORD'S INTEREST NOT SUBJECT TO LIENS

9.1 **Liens, Generally**. Tenant shall not create or cause to be imposed, claimed or filed upon the Premises, the Office Complex or the Properties or upon any portion or portions thereof, or upon the interest of Landlord therein, any lien, claim of lien, order for the payment of money, charge or other encumbrance whatsoever. If any such lien, order, charge or other encumbrance shall be imposed, claimed or filed, Tenant shall, at its sole cost and expense, cause the same to be fully paid and satisfied or otherwise discharged of record by bonding or otherwise not later than seven (7) days following the earlier of (a) demand from Landlord that the same be paid and satisfied or discharged of record or (b) the filing for record of such lien, order, charge or other encumbrance. Tenant shall indemnify and save and hold Landlord harmless from and against any and all costs, liabilities, suits, penalties, claims and demands whatsoever, and from and against any and all attorneys' fees, at both trial and all appellate levels, resulting or on account thereof and therefrom. In the event that Tenant shall fail to comply with the foregoing provisions of this Section, such failure shall constitute a default hereunder and Landlord shall have, in addition to its other rights under this Lease, the option of paying, satisfying or otherwise discharging (by bonding or otherwise) such lien, charge or encumbrance and Tenant agrees to reimburse Landlord, upon demand and as Additional Rent for all sums so paid and for all costs and expenses incurred by Landlord in connection therewith, together with interest thereon, until paid.

9.2 **Mechanics Liens**. Landlord's interest in the Premises and the Office Complex and the Properties shall not be subjected to liens of any nature by reason of Tenant's construction, alteration, repair, restoration, replacement or reconstruction of any improvements on or in the Premises, including those arising in connection with or as an incident to the construction of any tenant improvements or permitted Alterations, or by reason of any other act or omission of Tenant (or of any person claiming by, through or under Tenant) including, but not limited to, mechanics' and materialmen's liens. Tenant has no power, right or authority to subject Landlord's interest in the Premises, the Office Complex or the Properties to any mechanic's or materialmen's lien or claim of lien or any other encumbrance whatsoever. All persons dealing with Tenant are hereby placed on notice that such persons may not look to Landlord or to Landlord's credit or assets (including Landlord's interest in the Premises or the Office Complex or the Properties) for payment or satisfaction of any obligations incurred in connection with the construction, alteration, repair, restoration, replacement or reconstruction thereof by or on behalf of Tenant.

9.3 **Notice of Commencement**. Prior to commencement by Tenant of any Alterations for which a Notice of Commencement is required pursuant to Chapter 713, Florida Statutes (or its successor), Tenant shall record such a notice in the office of the Clerk of the Circuit Court, Miami-Dade County, Florida, identifying Tenant as the party for whom such work is being performed and requiring the service of copies of all notices, liens or claims of lien upon Landlord. Any such Notice of Commencement shall clearly reflect that the interest of Tenant in the Premises is that of a leasehold estate and shall also clearly reflect that the interest of Landlord as the fee simple owner of the Premises shall not be subject to mechanics or materialmen's liens on account of the work which is the subject of such Notice of Commencement. A copy of any such Notice of Commencement shall be furnished to and approved by Landlord prior to the recording thereof.

ARTICLE X

KEYS, SIGNS, FURNISHINGS AND EQUIPMENT

10.1 **Keys**. Landlord shall provide two (2) keys to the front door of the office and two (2) keys to the restrooms on the floor. Additional keys will be provided at Landlord's then-standard charge.

10.2 **Signs and Building Directory**. No sign, advertisement or notice (collectively "**Signs**") shall be inscribed, painted, affixed or otherwise displayed on any part of the exterior or the interior of the Premises or the Office Complex, except on the directories and the doors of office and such other areas as are designated by Landlord, and then only in such place, number, size, color and style as are approved by Landlord in its sole discretion. No sign, advertisement notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant visible from or on any part of the outside of the Premises without the prior written consent of Landlord which may, in Landlord's sole discretion, be unreasonably withheld. All of Tenant's Signs which are approved by Landlord shall be installed and maintained by Landlord, at Tenant's sole cost and expense. If any Sign that had not been approved by Landlord is exhibited, displayed or installed by Tenant, Landlord shall have the right to remove the same at Tenant's expense. Landlord shall provide to Tenant, at no cost to Tenant, building standard name designations in the Office

Complex building directory, which shall be located on the main floor of the Office Complex and adjacent to the main entrance to the Premises. In addition, Landlord shall provide building standard directional signage located off the elevator landing in the common area hallway of the 6th floor.

10.3 **Prohibited Advertising**. Landlord shall have the right to prohibit any advertisement or solicitation of or by Tenant which in Landlord's sole opinion tends to impair the reputation of the Office Complex or its desirability as a high-quality office building and, upon written notice from Landlord, Tenant shall immediately refrain from and discontinue any such advertisement or solicitation.

10.4 **Landlord's Signage Rights**. Landlord reserves the right to affix, install and display signs, advertisements and notices on any part of the exterior or interior of the Office Complex (but not the Premises). Tenant shall not use the name "Espirito Santo Plaza" or other name of the Properties, the Hotel, the Condominium or the Office Complex, except to designate Tenant's business address.

10.5 **Furnishings**. Landlord shall have the right to prescribe the weight and position of safes and other heavy equipment and fixtures in the Premises, which, if permitted by Landlord, shall be installed in such manner so as to adequately and safely distribute their weight. Any and all damage or injury to the Premises or the Office Complex or the Properties caused by moving the same into or upon the Premises shall be repaired by Tenant at its sole cost and expense, or, at Landlord's option, Landlord may repair such damage at Tenant's expense, which shall be repaid to Landlord upon demand. No furniture, equipment or other bulky material of any description will be received into the Office Complex or carried in the elevators except as approved by Landlord, and all such furniture, equipment and other bulky material shall be delivered only through the designated delivery entrance of the Office Complex and the designated freight elevator. Landlord may, but shall not be obligated to, supervise all moving of furniture, equipment and other materials, but Landlord shall not, however, be responsible for any damage to or charges for moving the same. Tenant agrees to remove promptly from the sidewalks adjacent to or the hallways or walkways within the Office Complex any of Tenant's furniture, equipment or other material there delivered or deposited.

10.6 **Equipment**. Tenant shall not install any equipment of any nature that will or may necessitate any changes, replacements or additions to, or in the use of, the water system, heating system, plumbing system, air-conditioning system or electrical system of the Premises or the Office Complex without first obtaining the prior written consent of Landlord, which consent may be withheld in Landlord's sole and absolute discretion. Tenant shall not permit business machines and mechanical equipment belonging to Tenant to cause noise or vibration that may be transmitted to the structure of the Office Complex or to any space therein to such a degree as to be objectionable to Landlord.

ARTICLE XI

INSPECTION BY LANDLORD

11.1 **Inspection by Landlord**. Landlord and its agents and representatives, shall have the right to enter the Premises, without charge therefor to Landlord and without diminution of the rent payable by Tenant, to examine, inspect and protect the Premises and the Office Complex, to make such alterations and/or repairs as shall be necessary to protect the Premises and the Office Complex, to repair, fumigate, clean and otherwise restore or protect the Premises and the Office Complex after a casualty or other damage which affects any part thereof, to make repairs, alterations or additions as required or permitted under this Lease, or to exhibit the same to prospective tenants during the last one hundred eighty (180) days of the Lease Term, provided, however, that Landlord shall not thereby assume any responsibility for the performance of any of Tenant's obligations hereunder, nor any liability for the improper performance thereof. Landlord shall endeavor to minimize the disruption to Tenant's use of the Premises in connection with any such entry and, except in the case of emergency, shall give Tenant reasonable prior notification of entry by Landlord, its agents or employees.

ARTICLE XII

INSURANCE

12.1 **Liability Insurance**. Throughout the Lease Term, Tenant shall obtain and maintain, at Tenant's sole cost, commercial general public liability insurance including fire, legal liability and contractual liability coverage in a company or companies licensed to do business in the State of Florida and approved by Landlord. Said insurance shall be in minimum amounts approved by Landlord from time to time and shall name Landlord as an additional insured thereunder. Initially, Tenant agrees to maintain general liability insurance in the minimum amount of One Million Dollars ($1,000,000.00) combined single limit for injury to any number of persons in a single occurrence and for damage to property. The limit of said insurance shall not however, limit the liability of the Tenant hereunder. Tenant shall furnish to Landlord evidence of such insurance together with evidence of any excess liability insurance that Tenant may carry. In addition, if requested by the holder of any mortgage against the Office Complex or the Land, or any portion thereof, said insurance shall also include such mortgagee as an additional insured, as its interest may appear. If requested by Landlord, receipts evidencing payment of the premium for such insurance shall be delivered by Tenant at least annually, and each such policy shall contain an endorsement prohibiting cancellation or reduction of coverages without first giving Landlord thirty (30) days prior written notice of such proposed action.

12.2 **Property Insurance**. Tenant shall also maintain insurance upon all property situated in the Premises owned by Tenant or for which Tenant is legally liable and on fixtures and improvements installed in the Premises by or on behalf of Tenant. Such policies shall be for an amount equal to not less than 100% of the full replacement cost, with coverage against at least fire, and with standard extended coverage, vandalism, malicious mischief, sprinkler leakage and

water damage coverage. If there is a dispute as to the replacement cost amount, the decision of the Landlord shall be conclusive.

12.3 **Other Insurance**. Business interruption insurance in an amount sufficient to reimburse Tenant for direct or indirect loss of earnings attributable to perils commonly insured against by prudent tenants or attributable to prevention of access to the Office Complex or Premises as a result of such perils shall be maintained by Tenant. Worker's compensation insurance for all Tenant's employees working in or at the Premises in an amount sufficient to comply with applicable laws or regulations shall be maintained by Tenant. Tenant shall maintain insurance against such other perils and in such amounts as Landlord and any mortgagee of Landlord may from time to time reasonably require in writing.

12.4 **Requirements**. All policies of insurance required of Tenant hereunder shall contain a severability of interest clause, a cross-liability clause, shall be primary and shall not call into contribution any other insurance available to Landlord.

12.5 **Failure to Procure Insurance**. In the event Tenant shall fail to procure insurance required under this Article or shall fail to maintain the same in full force and effect continuously during the term of this Lease, Landlord shall be entitled to procure the same and Tenant shall immediately reimburse Landlord upon demand for such premium expense as Additional Rent.

12.6 **Waiver of Subrogation**. Landlord and Tenant mutually waive and release their respective rights of recovery against each other, and against the officers, directors, partners, members, shareholders, employees, agents, tenants, and subtenants of the other, directly or by way of subrogation or otherwise, for any claim, and for any loss of, or damage to, either party's property, any party's business or operations and/or any personal injury, to the extent that such claim, loss, damage or injury results from a cause of loss which is covered by any property or CGL insurance actually maintained by a party or which would have been covered by any property or CGL insurance required pursuant to the terms of this Lease to be in effect at the time of such loss, damage or injury. Subject to any limitations on such amounts set forth in this section, such waiver or release shall include any deductible, retention, self-insured loss or damage and any loss or damage as to which an insurer disclaims liability. Subject to any limitation set forth in this section, nothing in this section shall preclude Landlord from passing through to Tenant as an operating expense the deductible portion of any loss. Such waiver or release shall be effective without regard to whether such required policy was in effect and without regard to the availability of coverage or limits of liability under any such policy. Each party shall obtain any special endorsements required by its insurer to allow such waiver of rights of subrogation but the failure to obtain same shall not impair the effectiveness of this waiver and/or release between Landlord and Tenant. Any cost for a special endorsement shall be paid for by the party obligated to pay for the required insurance policy hereunder. This clause shall not apply to any claim for willful misconduct or intentional acts which are not covered by the required insurance.

12.7 **Insurance by Landlord**. Landlord may, as part of Operating Expenses, obtain any and all insurance coverage in connection with the use and operation of the Office Complex, which shall include, but not be limited to, fire and extended coverage at full replacement value;

commercial general public liability, difference in conditions; rental interruption insurance for no less than one (1) year's annual operating income; excess limits of liability insurance (umbrella coverage); and any and all other insurance, including boiler and machinery insurance as Landlord may require to adequately protect the interest of Landlord in the Office Complex and Land against liability afforded by such insurance coverage.

12.8 **Increase in Landlord's Insurance Premium**. Tenant shall not conduct or permit to be conducted any activity, or place any equipment, sign or furnishing, in or about the Premises or the Office Complex, which will in any way increase the rate of fire insurance or other insurance on the Office Complex. If any increase in the rate of fire insurance or other insurance is stated by any insurance company or by the applicable Insurance Rating Bureau to be due to any activity or equipment of Tenant in or about the Premises or the Office Complex, such statement shall be conclusive evidence that the increase in such rate is due to such activity or equipment and, as a result thereof, Tenant shall be liable for the amount of such increase. Tenant shall reimburse Landlord for such amount upon written demand from Landlord and such sum shall be considered Additional Rent payable hereunder.

ARTICLE XIII

SERVICES AND UTILITIES

13.1 **Services and Utilities**. Landlord shall furnish to the Premises year-round ventilation and air-conditioning and heat during the seasons when they are required, as determined in Landlord's reasonable judgment. Landlord shall also provide reasonably adequate electricity, water, exterior window-cleaning service and janitorial service after 6:00 p.m. on Monday through Friday only (excluding legal holidays), as determined in Landlord's reasonable judgment and in accordance with standards customarily provided in first-class office buildings in the greater metropolitan Miami area. Landlord will also provide elevator service, provided, however, that Landlord shall have the right to remove elevators from service from time to time as may be required for moving freight or for servicing or maintaining the elevators and/or the Office Complex, or in the event of emergencies.

13.2 **Use of Electrical Services by Tenant**. Tenant's use of electrical services furnished by Landlord shall not exceed, either in voltage, rated capacity, or overall load that which is typically found to be the standard usage for general office uses in Miami, Florida. Landlord represents that at the core of each floor on which the Premises is located, electrical capacity exists for each such floor equal to four (4) watts per usable square feet. (While reasonable word and data processing equipment is generally considered standard usage, package air-conditioning equipment is not considered to be standard and will be treated as excessive usage.) In the event Tenant shall request that it be allowed to consume electrical services in excess of that which is deemed to be a typical standard usage for the Office Complex, Landlord shall not unreasonably withhold consent to such usage; however, Landlord's consent may be given upon such conditions as Landlord reasonably elects (including the requirement that any transformers, cables, wiring, connectors and similar equipment be installed as necessary to provide additional electrical service to the Properties and/or the Premises and that electrical submeters be installed, any and all of which shall be at Tenant's expense.

13.3 **Normal Hours**. The services and utilities required to be furnished by Landlord, other than electricity and water, will be provided only during the normal hours of operation of the Office Complex, except as otherwise specified herein. The normal hours of operation (the "**Normal Business Hours**") of the Office Complex will be 8:00 a.m. to 7:00 p.m. on Monday through Friday and 9:00 a.m. to 1:00 p.m. on Saturdays (except legal holidays). Notwithstanding that Tenant shall have access 24 hours per day, 7 days per week, 52 weeks per year to the Premises, there will be no normal hours of operation of the Office Complex on Sundays or legal holidays and Landlord shall not be obligated to maintain or operate the Office Complex at such times unless special arrangements are made in advance by Tenant. If Tenant requires air-conditioning or heat beyond the normal hours of operation set forth herein, Landlord will furnish such air-conditioning or heat, provided Tenant gives Landlord's agent sufficient advance notice of such requirement and Tenant agrees to pay for the cost of such extra service in accordance with Landlord's then current schedule of costs and assessments for such extra service which is currently $35.00 per hour.

13.4 **Interruptions**. Landlord shall have no liability to Tenant whatsoever as a result of Landlord's failure or inability to furnish any of the utilities or services required to be furnished by Landlord hereunder, whether resulting from breakdown, removal from service for maintenance or repairs, strikes, scarcity of labor or materials, acts of God, Force Majeure, governmental requirements or from any other cause whatsoever. No such failure or inability of Landlord to furnish the utilities or services required hereunder shall be deemed or considered to be or constitute an eviction, actual or constructive, of the Tenant from the Premises, nor shall it entitle Tenant to terminate this Lease or to receive an abatement of any rent payable hereunder.

ARTICLE XIV

LIABILITY OF LANDLORD; INDEMNIFICATION BY TENANT

14.1 **Liability of Landlord**.

14.1.1 Landlord shall not be liable to Tenant, its employees, agents, business invitees, licensees, customers, clients, family members or guests for any damage, injury, loss, compensation or claim, including but not limited to claims for the interruption of or loss to Tenant's business, based on, arising out of or resulting from any cause whatsoever, including but not limited to: (a) repairs to any portion of the Premises or the Office Complex; (b) interruption in Tenant's use of the Premises; (c) any accident or damage resulting from the use or operation (by Landlord, Tenant or any other person or persons) of elevators, or of heating, cooling, electrical or plumbing equipment or apparatus; (d) the termination of this Lease by reason of the condemnation or destruction of the Premises or the Office Complex; (e) any fire, robbery, theft, mysterious disappearance or other casualty; (f) the actions of any other tenants of the Office Complex or of any other person or persons; and (g) any leakage in any part or portion of the Premises or the Office Complex, whether from water, rain or other precipitation that may leak into, or flow from, any part of the Premises or the Office Complex, or from drains, pipes or plumbing fixtures in the Office Complex.

14.1.2 Any goods, property or personal effects stored or placed by Tenant or its employees in or about the Premises or Office Complex shall be at the sole risk of Tenant,

and Landlord shall not in any manner be held responsible therefor. It is understood that the employees of Landlord are prohibited from receiving any packages or other articles delivered to the Office Complex for Tenant, and if any such employee receives any such package or articles, such employee shall be acting as the agent of Tenant for such purposes and not as the agent of Landlord. Notwithstanding the foregoing provisions of this Section, Landlord shall not be released from liability to Tenant for any damage or injury caused by the gross negligence or willful misconduct of Landlord or its employees, provided, however, in no event shall Landlord have any liability to Tenant for any claims based on the interruption of or loss to Tenant's business.

14.2 **Indemnification of Landlord**. Tenant shall defend, indemnify and save and hold Landlord harmless from and against any and all liabilities, obligations, losses, damages, injunctions, suits, actions, fines, penalties, claims, demands, costs and expenses of every kind or nature, including reasonable attorneys' fees (but not against any of the same to the extent that a negligent or willful act or omission of Landlord gave rise thereto), arising directly or indirectly from or out of (a) any failure by Tenant to perform any of the terms, provisions, covenants or conditions of this Lease on Tenant's part to be performed including, without limitation, the failure to comply with the rules and regulations for the Office Complex; (b) any accident, injury, or damage which shall happen at, in or upon the Premises, however occurring; (c) any matter or thing growing out of the condition, occupation, maintenance, alteration, repair, use or operation by any person of the Premises, or the operation of the business conducted therefrom; (d) any failure of Tenant and/or its employees, agents, invitees, customers, licensees, or contractors, to comply with any laws, ordinances, requirements, orders, directions, rules or regulations of any governmental authority; (e) any contamination of the Premises or the Office Complex occasioned by the use, transportation, storage, spillage or discharge thereon, therein or therefrom of any toxic or hazardous chemicals, compounds, materials or substances, whether by Tenant or by its employees, agents, invitees, customers, licensees or contractors; (f) any use, generation, manufacture, storage, or release of any Hazardous Materials in or about the Premises, the Office Complex or the Land, or the groundwater thereof, or any discharge of toxic or hazardous sewage or waste materials from the Premises into any sanitary sewer system serving the Premises or the Office Complex, whether by Tenant, its employees, agents, invitees, customers, licensees or contractors; and (g) any other act or omission of Tenant, its employees, agents, invitees, customers, licensees, or contractors. Tenant's indemnity obligations under this Section and elsewhere in this Lease arising prior to the termination or assignment of this Lease shall survive any such termination or assignment.

14.3 **Notice of Claim or Suit**. Tenant shall promptly notify Landlord of any claim, action, proceeding or suit instituted or threatened against Landlord of which Tenant received notice or of which Tenant acquires knowledge. In the event Landlord is made a party to any action for damages or other relief against which Tenant has indemnified Landlord, as aforesaid, Tenant shall defend Landlord, pay all costs and shall provide effective counsel to Landlord in such litigation or, at Landlord's option, shall pay all attorneys' fees and costs incurred by Landlord in connection with its own defense or settlement of said litigation.

14.4 **Transfer of Office Complex**. In the event that at any time Landlord shall sell or transfer the Office Complex, or that portion thereof which includes the Premises, the purchaser or transferee shall be deemed to have assumed the obligations of the landlord hereunder, and the

landlord named herein shall not be liable to Tenant for any obligations or liabilities based on or arising out of events or conditions occurring on or after the date of such sale or transfer. Furthermore, Tenant agrees to attorn to any such purchaser or transferee upon all terms and conditions of this Lease.

14.5 **No Offset Against Rent**. In the event that Tenant shall at any time during the Lease Term have a claim against Landlord, Tenant shall not have the right to offset or deduct the amount allegedly owed to Tenant from any rent or other sums payable to Landlord hereunder, it being understood that Tenant's sole remedy for recovering upon such claim shall be to institute an independent action against Landlord.

14.6 **Limitation on Liability of Landlord**. In the event Tenant is awarded a money judgment against Landlord, Tenant's sole recourse for satisfaction of such judgment shall be limited to execution against the Office Complex equity interest of Landlord. In no event shall any partner, member, officer or director of Landlord or any other person be held to have any personal liability for satisfaction of any claims or judgments that Tenant may have against Landlord.

ARTICLE XV

RULES AND REGULATIONS

15.1 **Rules and Regulations**. Tenant and its agents, employees, invitees, licensees, customers, clients, guests and permitted subtenants shall at all times abide by and observe the rules and regulations for the Office Complex attached hereto as **Exhibit "C"** and made a part hereof by this reference. Landlord shall have the right from time to time to amend, modify, delete or add new and additional rules and regulations with respect to the safety, operation and maintenance of the Premises and the Office Complex and the comfort, quiet and convenience of the other tenants in the Office Complex. Nothing contained in this Lease shall be construed as imposing upon Landlord any duty or obligation to enforce any such rules and regulations, or the term, conditions or covenants contained in any other lease, as against any other tenant, and Landlord shall not be liable to Tenant for the violation of any such rules or regulations by any other tenant or its employees, agents, business invitees, licensees, contractors, customers, clients, or guests. The failure by Landlord to enforce any such rules and regulations against Tenant or any other tenant of the Office Complex shall not constitute a waiver of Landlord's right to do so in the future nor any default hereunder by Landlord. If there is any inconsistency between this Lease and such rules and regulations, the provisions of this Lease shall govern.

ARTICLE XVI

DAMAGE OR DESTRUCTION

16.1 **Damage or Destruction**. If during the Lease Term the Premises or the Office Complex are totally or partially damaged or destroyed from any cause so as to render the Premises totally or partially inaccessible or unusable, Landlord shall diligently (taking into account the time necessary to effectuate a satisfactory settlement with any insurance company involved) repair and restore the Premises to substantially the same condition they were in prior to

such damage (but Tenant shall be responsible for the tenant improvements therein, Landlord's responsibility being to deliver the Premises in accord with the Building Standard Work); provided, however, if (a) the repairs and restoration to the Premises, the Office Complex or the Properties cannot be completed within one hundred eighty (180) days after the occurrence of such damage or destruction, including the time needed for the removal of debris, preparation of plans for such repair and restoration and issuance of all required government permits for such repair and restoration, or (b) Landlord's mortgagee requires that all or part of the insurance proceeds be paid to it, or (c) all or part of the Hotel or the Condominium will not be rebuilt, or (d) pursuant to the Declaration, Landlord or any other owner of all or part of the Properties cannot or elects not to rebuild, then Landlord shall have the right, in its sole discretion, to terminate this Lease by giving written notice of such termination to Tenant within one hundred eighty (180) days after the occurrence of such damage or destruction or, if later, of its determination of (b), (c) or (d). If this Lease is terminated by Landlord pursuant to this Section, all rent payable hereunder shall be apportioned and paid to the date of such termination of Lease, and Tenant shall have no further rights or remedies as against Landlord pursuant to this Lease, or otherwise. If this Lease is not terminated pursuant to this Section, then until the repair and restoration of the Premises is completed, Tenant shall be required to pay Base Rent and Additional Rent only for that part of the Premises that Tenant is able to use while repairs are being made, based on the ratio that the amount of usable rentable area bears to the total rentable area in the Premises.

16.2 **Limitation of Landlord's Obligation**. Landlord's obligation of repair, reconstruction or replacement hereunder shall be limited to the shell of the Premises as delivered to Tenant (without any Tenant-specific buildout, if any). In no event shall Landlord be obligated to expend for such repairs, reconstruction or replacement an amount in excess of the insurance proceeds recovered or recoverable on account of any such damage or destruction. Moreover, Landlord shall not be liable for delays occasioned by adjustment or losses with insurance carriers or by any other cause so long as Landlord shall proceed in good faith and with due diligence.

16.3 **Waiver by Tenant**. Tenant hereby waives any and all right of recovery which it might otherwise have against Landlord, its agents and employees, for loss or damage to Tenant's contents, merchandise, inventory, furniture, furnishings, fixtures and any other property removable by Tenant under the provisions of this Lease, to the extent that the same are or could be covered by Tenant's insurance, notwithstanding that such loss or damage may result from the negligence or fault of Landlord, its agents or employees. Tenant agrees that it shall insure against all such losses or damage.

16.4 **Landlord's Termination Option**. Notwithstanding anything to the contrary contained herein, in the event that either (a) the Office Complex or the Properties is damaged or destroyed, whether or not the Premises are damaged or destroyed, from any cause to such an extent that the costs of repairing and restoring the Office Complex or the Properties would exceed fifty percent (50%) of the replacement value of the Office Complex or the Properties, respectively, or (b) any such damage or destruction occurs during the last year of the Lease Term in existence on the date of the damage, or (c) any such repair and restoration shall reasonably be estimated to require more than six (6) months from date of damage to complete Landlord's repair obligations, Landlord shall have the right to terminate this Lease by written notice to Tenant.

This right of termination shall be in addition to any other right of termination provided in this Lease.

ARTICLE XVII

CONDEMNATION

17.1 **Condemnation**. If the whole or a substantial part (as hereinafter defined) of the Office Complex or the Properties, or the use or occupancy of the Premises, shall be taken or condemned for any public or quasi-public use or purpose (including a sale thereof under threat of such a taking), such that Tenant may not reasonably use the Premises, then this Lease shall terminate on the date title thereto vests in the condemning authority, and all rent payable hereunder shall be apportioned as of such date. If less than a substantial part of the Properties, Office Complex or Premises, or the use or occupancy thereof, is taken or condemned for any public or quasi-public use or purpose (including a sale thereof under threat of such a taking), then this Lease shall continue in full force and effect except that the rent payable hereunder shall be equitably adjusted (on the basis of the ratio of the number of square feet of rentable area in the Premises after the taking to the total rentable area in the Premises prior to such condemnation) as of the date title vests in the condemning authority. For purposes of this Section, a substantial part of the Properties, Office Complex or Premises shall be considered to have been taken if more than one-third (1/3) of the Properties, Office Complex or the Premises is rendered unusable as a result of such condemnation.

17.2 **Award**. All awards, damages and other compensation paid by the condemning authority on account of such taking or condemnation (or sale under threat of such taking) shall belong to Landlord, and Tenant hereby assigns to Landlord all rights to such awards, damages and compensation. Tenant agrees not to make any claim against Landlord or the condemning authority for any portion of such award or compensation attributable to damages to the Premises, the value of the unexpired term of this Lease, the loss of profits or goodwill, leasehold improvements or severance damages. Nothing contained herein, however, shall prevent Tenant from pursuing a separate claim against the condemning authority for the value of furnishings, equipment and trade fixtures installed in the Premises at the Tenant's expense and for relocation expenses, provided that such claim does not in any way diminish the award or compensation payable to or recoverable by Landlord in connection with such taking or condemnation.

ARTICLE XVIII

DEFAULT BY TENANT

18.1 **Events of Default**. The occurrence of any of the following defaults ("**Event(s) of Default**") shall constitute a breach of and a default under this Lease:

18.1.1 If Tenant shall fail to pay any installment of Base Rent or Additional Rent within three (3) business days of the date when due, or shall fail to pay within three (3) business days of the date when due any other payment required under this Lease;

18.1.2 If Tenant shall violate or fail to comply with or perform any other term, condition, covenant or agreement to be performed or observed by Tenant under this Lease (including the Work Letter, if any) not requiring the payment of money as described in 18.1.1 above (all of which terms, conditions, covenants and agreements shall be deemed material);

18.1.3 If Tenant or any guarantor of Tenant's obligations hereunder shall generally not pay its debts as they become due, or shall admit, in writing, its inability to pay its debts, or shall make a general assignment for the benefit of creditors;

18.1.4 If Tenant or any such guarantor shall commence any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property;

18.1.5 If any case, proceeding or other action against Tenant or any guarantor of Tenant's obligations hereunder shall be commenced seeking to have an order for relief entered against it as debtor, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action (i) results in the entry of an order for relief against it which is not fully stayed within seven (7) business days after the entry thereof; or (ii) remains undismissed for a period of thirty (30) days;

18.1.6 If Tenant or any such guarantor shall take any corporate action to authorize any of the actions set forth in paragraphs 18.1.3, 18.1.4 or 18.1.5 above;

18.1.7 If Tenant's leasehold interest in the Premises or property therein shall be seized under any levy, execution, attachment or other process of court where the same shall not be vacated or stayed on appeal or otherwise within seven (7) days thereafter, or if Tenant's leasehold interest in the Premises is sold by judicial sale or otherwise;

18.1.8 If Tenant removes or attempts to remove, or manifests an intention to remove Tenant's goods, merchandise or property from or out of the Premises, other than in the usual and ordinary course of Tenant's business, without the prior written consent and approval of Landlord and without having first paid to Landlord all rent which may become due during the entire term of this Lease;

18.1.9 If the Premises are used or permitted to be used for any purpose, or the conduct of any business or activity, not permitted by this Lease;

18.1.10 If any assignment, sublease or transfer shall be made or deemed to be made that is in violation of the provisions of this Lease;

18.1.11 If Tenant shall fail to materially abide by, comply with or conform to any of the rules and regulations established and promulgated by Landlord for and with respect to the Premises and the Office Complex; or

18.1.12 If Tenant shall abandon, desert, or fail to take possession of the Premises or a substantial portion thereof.

18.2 **Remedies on Default**. If any of the Events of Default hereinabove specified in Section 18.1 of this Lease shall occur, Landlord, at any time thereafter, shall have and may exercise any of the following rights and remedies:

18.2.1 Landlord may, pursuant to written notice thereof to Tenant, terminate this Lease and, peaceably or pursuant to appropriate legal proceedings, re-enter, retake and resume possession of the Premises for Landlord's own account and, for Tenant's breach of and default under this Lease, recover immediately from Tenant any and all rents and other sums and damages due or in existence at the time of such termination, including without limitation, (i) all Base Rent and Additional Rent; (ii) all other sums, charges, payments, costs and expenses agreed and/or required to be paid by Tenant to Landlord hereunder; (iii) all costs and expenses of Landlord in connection with the recovery of possession of the Premises, including reasonable attorneys' fees and court costs; (iv) all free rent credits and rental abatements, if any, granted to Tenant as concessions in connection with this Lease; and (v) all costs and expenses of Landlord in connection with any reletting or attempted reletting of the Premises or any part or parts thereof, including without limitation, brokerage fees, attorneys' fees and the cost of any alterations or repairs which may be reasonably required to so relet the Premises, or any part or parts thereof; and

18.2.2 Landlord may, pursuant to any prior notice required by law, and without terminating this Lease, peaceably or pursuant to appropriate legal proceedings, re-enter, retake and resume possession of the Premises for the account of Tenant, make such alterations of and repairs to the Premises as may be reasonably necessary in order to relet the same or any part or parts thereof and relet or attempt to relet the Premises or any part or parts thereof for such term or terms (which may be for a term or terms extending beyond the term of this Lease), at such rents and upon such other terms and provisions as Landlord, in its sole, but reasonable, discretion, may deem advisable. If Landlord relets or attempts to relet the Premises, Landlord shall be the sole judge as to the terms and provisions of any new lease or sublease and of whether or not a particular proposed new tenant or subtenant is acceptable to Landlord. Upon any reletting, all rents, whether Base Rent or Additional Rent received by Landlord from such reletting shall be applied: (a) first to the payment of all costs and expenses of recovering possession of the Premises; (b) second, to the payment of any costs and expenses of such reletting, including brokerage fees, attorneys' fees and the cost of any alterations, restorations and repairs reasonably required for such reletting; (c) third, to the payment of any indebtedness, other than rent, due hereunder from Tenant to Landlord; (d) fourth, to the repayment of Landlord of all free rent credits and rental abatements, if any, granted to Tenant as concessions in connection with this Lease; (e) fifth, to the payment of all rents due and unpaid hereunder; (f) sixth, the residue, if any, shall be held by Landlord and applied to payment of future rents when the same may become due and payable hereunder. If the rents received from such reletting during any period shall be less than that required to be paid during

that period by the Tenant hereunder, Tenant shall pay any such deficiency to Landlord within ten (10) days after demand therefor and, upon Tenant's failure to do so, Landlord shall immediately be entitled to institute legal proceedings for the recovery and collection of the same. Such deficiency may be calculated and paid at the time each or any payment of rent shall otherwise become due under this Lease, or, at the option of Landlord, at any times during or at the end of the term of this Lease. Landlord shall, in addition, be immediately entitled to sue for and otherwise recover from Tenant any other damages occasioned by or resulting from any abandonment of the Premises or other breach of or default under this Lease other than a default in the payment of rent. No such re-entry, retaking or resumption of possession of the Premises by Landlord for the account of Tenant shall be construed as an election on the part of Landlord to terminate this Lease unless a written notice of such intention shall be given to Tenant. Notwithstanding any such re-entry and reletting or attempted reletting of the Premises or any part or parts thereof for the account of Tenant without termination, Landlord may, at any time thereafter upon written notice to Tenant, elect to terminate this Lease or pursue any other remedy available to Landlord for Tenant's previous breach of or default under this Lease; and Landlord may, without re-entering, retaking or resuming possession of the Premises, sue for all rents, including Base Rent and Additional Rent, and all other sums, charges, payments, costs and expenses due from Tenant to Landlord hereunder, either: (i) as they become due under this Lease; or (ii) at Landlord's option, Landlord may accelerate the maturity and due date of the whole or any part of Base Rent and Additional Rent for the entire then-remaining unexpired balance of the term of this Lease, together with the amount of all free rent credits and rental abatements, if any, granted to Tenant as concessions in connection with this Lease, as well as all other sums, charges, payments, costs and expenses required to be paid by Tenant to Landlord hereunder, including without limitation, damages for breach or default of Tenant's obligations hereunder in existence at the time of such acceleration, such that all sums due and payable under this Lease shall, following such acceleration, be treated as being and, in fact, be due and payable in advance as of the date of such acceleration. For purposes of determining the total amount due from Tenant to Landlord upon any such acceleration, Base Rent (where not specified in this Lease) and Additional Rent shall each be treated as being subject to increase in each remaining Lease Year of the entire then remaining balance of the Lease Term at the rate of five percent (5%) per year. However, all accelerated sums due from Tenant to Landlord pursuant to the foregoing provisions of this paragraph shall be subject to adjustment to the then-present value of such accelerated sums at the time of their actual payment by Tenant to Landlord based upon a five percent (5%) discount rate, which discount rate is agreed upon by, and acceptable to, each party hereto as evidenced by each party's execution of this Lease. Landlord may recover and collect all such unpaid rents and other sums so sued by Tenant by distress, levy, execution or otherwise. Regardless of which of the alternative remedies is chosen by Landlord under the foregoing provisions of this paragraph, Landlord shall not be required to relet the Premises nor exercise any other right granted to Landlord pursuant to this Lease, nor shall Landlord be under any obligation to minimize or mitigate Landlord's damages or Tenant's loss as a result of Tenant's breach of or default under this Lease; and.

18.2.3 Landlord shall have, receive, and enjoy as Landlord's sole and absolute property, any and all sums collected by Landlord as rent or otherwise upon reletting the Premises after Landlord shall resume possession of the Premises as provided by this Lease, including, without limitation, any amounts by which the sum or sums so collected shall exceed the continuing liability of Tenant under this Lease. If Landlord shall have accelerated Rent

payments and collected same from Tenant, and subsequently shall have relet the Premises, then Landlord, after deducting all costs related to reletting, including those described or anticipated in this Section 18, shall pay to Tenant the net amount remaining at the end of the Term of this Lease, which shall have actually been collected as net rent from third parties, to the extent Landlord shall have previously received the applicable Rent from Tenant.

18.3 **Additional Remedies**. In addition to the remedies hereinabove specified and enumerated in Section 18.2, Landlord shall have the right of injunction and shall have and may exercise the right to invoke any other remedies allowed at law or in equity as if the remedies of re-entry, unlawful detainer proceedings and other remedies were not herein provided. Accordingly, the mention in this Lease of any particular remedy shall not preclude Landlord from having or exercising any other remedy set forth in this Lease or at law or in equity. Nothing herein contained shall be construed as precluding the Landlord from having or exercising such lawful remedies as may be and become necessary in order to preserve the Landlord's right or the interest of the Landlord in the Premises and in this Lease, even before the expiration of the notice periods provided for in this Lease, if under the particular circumstances then existing the allowance of such notice periods might prejudice or endanger the rights and estate of Landlord in this Lease and in the Premises.

18.4 **No Waiver**. If Landlord shall institute proceedings against Tenant and a compromise or settlement thereof shall be made, the same shall not constitute a waiver of the same or of any other covenant, condition or agreement set forth herein, nor of any of Landlord's rights hereunder. Neither the payment by Tenant of a lesser amount than the installments of Base Rent, Additional Rent or of any sums due hereunder, nor any endorsement or statement on any check or letter accompanying a check for payment of rent or other sums payable hereunder be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or other sums or to pursue any other remedy available to Landlord. No re-entry by Landlord, and no acceptance by Landlord of keys from Tenant shall be considered an acceptance of a surrender of this Lease.

18.5 **Landlord May Cure Tenant's Defaults**. If Tenant defaults in the making of any payment or in the doing of any act herein required to be made or done by Tenant, then Landlord may, but shall not be required to, make such payment or do such act. If Landlord elects to make such payment or do such act, all costs and expenses incurred by Landlord, plus interest thereon at the highest rate allowable under the laws of the State of Florida from the date paid by Landlord to the date of payment thereof by Tenant, shall be immediately paid by Tenant to Landlord, provided, however, that nothing contained herein shall be construed as permitting Landlord to charge or receive interest in excess of the maximum legal rate then allowed by law. The taking of such action by Landlord shall not be considered as a cure of such default by Tenant or bar Landlord from pursuing any remedy to which it is otherwise entitled on account of such default.

18.6 **Landlord's Lien**. Landlord shall have a lien upon, and Tenant hereby grants to Landlord a security interest in, all personal property and equipment of Tenant located in the Premises, and all accounts receivable, rents, monies, or other consideration paid or to be paid to Tenant with respect to any sublease, assignment, transfer or encumbrance of Tenant's interest in this Lease or the Premises, or any portion thereof (no consent to the same by Landlord being hereby implied), as security for the payment of all rent and the performance of all other

obligations of Tenant required by this Lease. The provisions of this Section relating to such lien and security interest shall constitute a security agreement under and subject to the laws of the State of Florida so that Landlord shall have and may enforce a security interest on all property of Tenant now or hereafter placed in or on the Premises, in addition to and cumulative of Landlord's liens and rights provided by law or by the other terms and provisions of this Lease. Tenant agrees to execute as debtor such financing statement or statements as Landlord may now or hereafter request. Landlord may at its election at any time file a copy of this Lease or any part of it or reference to it as a financing statement.

ARTICLE XIX

SUBORDINATION, ATTORNMENT AND QUIET ENJOYMENT

19.1 **Subordination**. This Lease, Tenant's interest hereunder and Tenant's leasehold interest in and to the Premises, are hereby agreed by Tenant to be and are hereby made junior, inferior, subordinate and subject in right, title, interest, lien, encumbrance, priority, and all other respects to any and all mortgages, security interests, and related security instruments ("**Mortgage(s)**") now or hereafter in force and effect upon or encumbering any or all, or any combination, of the Premises or the Office Complex, or any parts thereof, and to all future modifications, extensions, renewals, consolidations and replacements of, and all amendments and supplements to any such Mortgages, and upon recording any of such Mortgages, the same shall be deemed to be prior in dignity, lien and encumbrance to this Lease, Tenant's interest hereunder and Tenant's leasehold interest in and to the Premises, irrespective of the dates of execution, delivery or recordation of any such Mortgages.

19.1.1 Notwithstanding that the foregoing subordination provisions of this Section shall be automatic and self-operative without the necessity of the execution of any further instrument or agreement of subordination on the part of Tenant, Landlord, provided Tenant is not in default hereunder, shall use reasonable efforts to obtain from the holders of its Mortgages, non-disturbance protection on behalf of Tenant substantially in the form of the Non-Disturbance, Attornment and Subordination Agreement attached hereto as **Exhibit "D"**. Tenant further agrees to execute and deliver to any holder of such Mortgages, not later than fifteen (15) days after receipt of a written request therefor from Landlord or the holder or proposed holder of any Mortgage, any further instrument or agreement of subordination of this Lease, Tenant's interest hereunder or Tenant's leasehold interest in the Premises in confirmation or furtherance of or in addition to the foregoing subordination provisions of this Section. Failure to do so by Tenant shall, at Landlord's option, constitute a default by Tenant under this Lease and Landlord shall be entitled thereupon to exercise any and all remedies available to Landlord pursuant to this Lease or otherwise provided by law, including, without limitation, the cancellation and termination of this Lease without incurring any liability to Tenant on account thereof. The provisions of this Section are material considerations and inducements for the execution of this Lease by Landlord and its demise of the Premises to Tenant. Accordingly, any breach or default by Tenant of its covenants and obligations hereunder shall be deemed to be and constitute a material and substantial breach and default of this Lease by Tenant.

19.2 **Attornment**. Tenant shall and hereby agrees to attorn, and be bound under all of the terms, provisions, covenants and conditions of this Lease, to any successor of the interest of

Landlord under this Lease for the balance of the term of this Lease remaining at the time of the succession of such interest to such successor. In particular, in the event that any proceedings are brought for the foreclosure of any mortgage encumbering any or all, or a portion of, the Premises and the Office Complex, Tenant shall attorn to the purchaser at any such foreclosure sale and recognize such purchaser as Landlord under this Lease, subject, however, to all of the terms and conditions of this Lease. Tenant agrees that neither the purchaser at any such foreclosure sale nor the foreclosing mortgagee shall have any liability for any act or omission of Landlord, be subject to any offsets or defenses which Tenant may have as a claim against Landlord, or be bound by any advance rents which may have been paid by Tenant to Landlord for more than the current period in which such rents come due.

19.3 **Quiet Enjoyment**. Tenant, upon paying the Base Rent, Additional Rent and other charges herein provided for, and observing and keeping all covenants, agreements and conditions of this Lease on its part to be kept, shall quietly have and enjoy the Premises during the Lease Term without hindrance or molestation by anyone claiming by or through Landlord, subject, however, to the exceptions, reservations and conditions of this Lease.

ARTICLE XX

END OF TERM

20.1 **Surrender of Premises**. Upon the expiration or other termination of the Lease Term, Tenant shall surrender the Premises, broom clean, in the same order and condition in which they are in on the Lease Commencement Date, ordinary wear and tear excepted. All improvements to the Premises or the Office Complex made by either party shall, unless Landlord directs otherwise during the Lease Term or at the end of the Term or of Tenant's right of possession under the Lease, remain upon and be surrendered with the Premises as a part thereof at the end of the Lease Term or of Tenant's right of possession, except that if Tenant is not in default under this Lease, Tenant shall have the right to remove, prior to the expiration of the Lease Term or of Tenant's right of possession under the Lease, all movable furniture, furnishings and equipment installed in the Premises solely at the expense of Tenant. All damage and injury to the Premises or the Office Complex or the Properties caused by such removal shall be repaired by Tenant at Tenant's sole expense, or, at Landlord's option, Landlord may repair such damage at Tenant's expense, which shall be repaid to Landlord upon demand. If such property of Tenant is not removed by Tenant prior to the expiration or termination of this Lease, the same shall, at Landlord's option, become the property of Landlord and shall in any event be surrendered with the Premises as a part thereof. Landlord may, at its sole option but at Tenant's expense, remove, store, sell or destroy any and all property which Tenant may have left on the Premises after the end of the Lease Term, and shall owe no accounting or other accountability therefore to Tenant. Notwithstanding any covenant or condition of this Article to the contrary, however, Landlord may require, in its sole discretion, that any or all improvements made by or on behalf of Tenant within or upon the Premises be removed upon the termination of this Lease or upon any default by Tenant, and Tenant hereby agrees to cause same to be removed and the Premises to be restored, at Tenant's sole cost and expense, or, at Landlord's option, Landlord may remove and restore the same at Tenant's expense, which shall be repaid to Landlord upon demand, together with any and all damages Landlord may suffer or sustain by reason of the failure of Tenant to remove the same.

20.2 **Holding Over**. If Tenant or any other person or party shall remain in possession of the Premises or any part thereof following the expiration of the Lease Term or earlier termination of this Lease without an agreement in writing between Landlord and Tenant with respect thereto, the person or party remaining in possession shall be deemed to be a tenant at sufferance, and during any such holdover, the rents and other amounts payable under this Lease by such tenant at sufferance shall be double the rate or rates in effect immediately prior to the expiration of the Lease Term or earlier termination of this Lease. In no event, however, shall such holding over be deemed or construed to be or constitute a renewal or extension of this Lease. Tenant shall also be liable to Landlord for all damages which Landlord suffers because of any holding over by Tenant, and Tenant shall indemnify Landlord against all claims made by any other tenant or prospective tenant against Landlord resulting from delay by Landlord in delivering possession of the Premises to such other tenant or prospective tenant.

ARTICLE XXI

PARKING

21.1 **Parking, Generally**. Landlord shall provide, during the Lease Term, two (2) parking spaces in the Parking Garage for each one thousand (1,000) square feet of rentable area in the Premises, at then-current rate for tenants generally (which is currently $90.00 per space monthly), plus all applicable sales and use taxes, including the City of Miami surtax. Any additional spaces required by Tenant, subject to availability, shall be on a month-to-month basis at market rates.

21.2 **No Selected Spaces**. The Parking Garage will be operated on a non-exclusive self-parking basis. Each user of the Parking Areas will have the right to park in any available stall or space on a first come first served basis, unless such space is specifically designated or reserved by Landlord or designated for handicapped or similar parking, or reserved for such valet parking services as may be made available from time to time.

21.3 **Parking Garage**. Tenant and its employees shall observe reasonable safety precautions in the use of the Parking Garage and shall at all times abide by all rules and regulations from time to time promulgated by Landlord or the Parking Garage operator governing the size of permitted automobiles in the Parking Garage and the general use of the Parking Garage, including the requirement that an identification or parking sticker shall be displayed at all times in all cars parked in the Parking Garage. Any car not displaying such identification, if so required, may be towed away at the car owner's expense. Landlord reserves the right, at any time and from time to time, to close temporarily all or any portions of the Parking Garage when in Landlord's reasonable judgment any such closing is necessary or desirable (i) to make repairs or changes or to effect construction, (ii) to prevent the acquisition of public rights in such area, (iii) to discourage unauthorized parking, or (iv) to protect or preserve natural persons or property. Landlord may do such other acts in and to the Parking Garage as in its judgment may be desirable to improve or maintain same.

21.4 **No Liability of Landlord**. Landlord does not assume any responsibility for, and shall not be held liable for, any damage or loss to any automobiles or other vehicles parked in the

Parking Garage or to any personal property located therein, or for any injury sustained by any person in or about the Parking Garage.

ARTICLE XXII

RELOCATION

22.1 **Relocation**. Recognizing that the Building is large and the needs of tenants as to space may vary from time to time, and in order for Landlord to accommodate Tenant and prospective tenants, Landlord expressly reserves the right, prior to and/or during the Lease Term, at Landlord's sole expense, to move Tenant from the Premises and relocate Tenant in other comparable space of Landlord's choosing of approximately the same dimensions and size within the Building, which other space will be decorated by Landlord at its expense. Landlord may use decorations and materials from the existing Premises, or other materials, so that the space in which Tenant is relocated will be comparable in its interior design and decoration to the space from which Tenant is removed.

22.2 **No Interference**. During the relocation period Landlord will use reasonable efforts not to unduly interfere with Tenant's business activities and Landlord agrees to substantially complete the relocation within a reasonable time under all then existing circumstances.

22.3 **Acknowledgment and Confirmation**. This Lease and each of its terms and conditions will remain in full force and effect and be applicable to any such new space and such new space will be deemed to be the Premises demised hereunder; upon request, Tenant will execute such documents which may be requested to evidence, acknowledge and confirm the relocation (but it will be effective even in the absence of such confirmation).

22.4 **Expense of Relocation**. Landlord's obligation for expenses of relocation will be the actual reasonable cost of relocating and decorating Tenant's new space, and Tenant agrees that Landlord's exercise of its election to remove and relocate Tenant will not release Tenant in whole or in part from its obligations hereunder for the full Lease Term. No rights granted in this Lease to Tenant, including the right of peaceful possession and quiet enjoyment, will be deemed breached or interfered with by reason of Landlord's exercise of the relocation right reserved herein.

22.5 **Notice to Tenant**. If Landlord exercises its relocation right under this paragraph: (a) Tenant will be given thirty (30) days prior notice in writing; and (b) Landlord will reimburse Tenant for the reasonable cost of replacement of stationery and telephone relocation and other similar expenses necessitated by the exercise of said right of relocation.

ARTICLE XXIII

GENERAL PROVISIONS

23.1 **Entire Agreement; Modification**. This Lease and the Exhibits attached hereto contain and embody the entire agreement of the parties hereto and supersede all prior agreements, negotiations and discussions between the parties hereto. Any representation,

inducement or agreement that is not contained in this Lease shall not be of any force or effect and no rights, privileges, easements or licenses are being or shall be acquired by Tenant except as expressly set forth herein. Tenant hereby waives, as a material part of the consideration hereof, all claims against Landlord for rescission, damages or any other form or relief by reason of any alleged covenant, warranty, representation, agreement or understanding not contained in this Lease. This Lease may not be modified or changed in whole or in part in any manner other than by an instrument in writing duly signed by both parties hereto. This Lease is being executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

23.2 **No Partnership**. Nothing contained in this Lease shall be construed as creating a partnership or joint venture of or between Landlord and Tenant, or to create any other relationship between the parties hereto other than that of landlord and tenant.

23.3 **Determination of Rentable Area**. The square footage measurements established in Section 1.2 above are acknowledged and agreed by Landlord and Tenant for the purposes of this Lease to be the Rentable Area of the Premises and the Office Complex.

23.4 **Brokers**. Landlord recognizes Holly Real Estate as its broker procuring this Lease ("Landlord's Broker") and shall pay the Landlord's Broker a commission pursuant to a separate agreement between said broker and Landlord. Tenant recognizes CITI Group Realty as its broker procuring this Lease. Landlord and Tenant each represent and warrant to the other that except as provided above, neither of them has employed or dealt with any other broker, agent or finder in carrying on the negotiations relating to this Lease. Tenant shall indemnify and hold Landlord harmless from and against any claim or claims for brokerage or other commissions asserted by any broker, agent or finder engaged by Tenant or with whom Tenant has dealt.

23.5 **Estoppel Certificates**. Tenant shall, at any time from time to time, not less than ten (10) days after written request from Landlord, execute, acknowledge and deliver to Landlord an estoppel certificate in writing certifying: (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications); (b) the dates to which the rent and other charges hereunder have been paid by Tenant; (c) that Tenant is not in default in the payment of rent or any additional charges to Landlord or in the performance of any of Tenant's obligations hereunder, or, if in default, stating such default; (d) whether or not, to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease, and, if so, specifying the nature of such default; (e) that so far as Tenant knows, no event has occurred which authorizes, or with the lapse of time will authorize, Landlord or Tenant to terminate this Lease or, if such event has occurred, stating such event; (f) that so far as Tenant knows, neither party has any such offsets, counterclaims or defenses or, if either party has any such offsets, counterclaims or defenses, stating them; (g) the address to which notices to Tenant are to be sent; and (h) any other matters which may be reasonably requested by Landlord. Landlord may, at its option, from time to time prepare and submit to Tenant for its execution an estoppel certificate setting forth those matters specified in this Section. If Tenant fails to return to Landlord an executed estoppel certificate within fifteen (15) days after receipt from Landlord of the completed estoppel certificate, then Tenant shall be deemed to have certified, agreed to and accepted the terms and provisions of such completed estoppel certificate, and all statements and

certifications set forth therein shall be and become binding upon Tenant as if Tenant had fully and properly executed and delivered such completed estoppel certificate within the time provided therefor. Any such certificate delivered by Tenant may be relied upon by any owner of the Office Complex or the Land, any prospective purchaser of the Office Complex or the Land, any mortgagee or prospective mortgagee of the Office Complex or the Land, or any prospective assignee of any such mortgagee.

23.6 **Waiver of Right of Redemption**. Tenant, for itself and for all persons claiming by, through or under it hereby, expressly waives any and all rights which are or may be conferred upon Tenant by any present or future law to redeem the Premises.

23.7 **Jurisdiction and Venue**. The jurisdiction and the venue of any suit or proceeding brought for the enforcement of or otherwise with respect to this Lease shall always be lodged in the Circuit and County Courts in and for Miami-Dade County, Florida, to the exclusion of all other courts, regardless of whether, under any applicable principle of law, venue may also be properly lodged in the courts of any other Federal, State or County jurisdiction.

23.8 **Notices**. All notices or other communications required hereunder shall be in writing and shall be deemed duly given on the date of delivery or refusal of delivery, if in person (with receipt therefor by delivery service if not delivered by an employee or principal of the noticing party), or by nationally recognized overnight delivery service or by certified mail, return receipt requested. Delivery by delivery service or by mail shall be made to the following address: (i) if to Landlord, at the Office Complex; (ii) if to Tenant, at the Premises, except that prior to the Lease Commencement Date, notices to Tenant shall be sent to such address as Tenant shall note below its signature line on this Lease. Either party may change its address for the giving of notices by notice duly given in accordance with this Section. Any notice duly made to the last designated address of any person or party to which a notice may be or is required to be delivered pursuant to this Lease shall not be deemed ineffective if actual delivery cannot be made due to a change of address of the person or party to which the notice is directed or the failure or refusal of such person to accept delivery to the notice.

23.9 **Rules of Construction**. If any provision of this Lease or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

23.10 **Interpretation**. No provision of this Lease shall be construed against or interpreted to the disadvantage of either party hereto by any court or other authority by reason of such party having structured or dictated such provision. The captions and headings contained in this Lease are for convenience and reference only, shall not be deemed to be a part of this Lease or construed as limiting, amplifying, or modifying in any manner the provisions of this Lease, and shall not otherwise affect the interpretation of this Lease. References to sections, paragraphs, exhibits or riders shall be deemed to be to sections, paragraphs, exhibits or riders to this Lease unless otherwise specified or required by the context of the reference. Whenever the context of any provision of this Lease so requires, pronouns of any gender shall include the other genders, words in the singular shall include the plural, and words in the plural shall include the

singular. Wherever the context allows, the word "including" shall be deemed to mean "including but not limited to". "Force Majeure" shall mean any of the following events, provided that the occurrence of such event is entirely beyond the applicable party's control: (1) an act of God; (2) an act of war on other military act initiated by a sovereign government or terrorist or similar group; (3) a shortage of supplies or materials resulting from an embargo, rationing order, or similar action or order by a sovereign government; (4) a strike, lockout, or other substantial labor dispute; (5) a riot or other substantial civil disturbance; or (6) a fire, explosion, or similar casualty or disaster; the lack of financial resources of a party to this Lease shall not be deemed "Force Majeure".

23.11 **Successors and Assigns**. The provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their respective representatives, successors and assigns, subject to the provisions hereof restricting assignment, transfer or subletting by Tenant.

23.12 **Waiver**. No release, discharge or waiver of any provision hereof shall be enforceable against or binding upon Landlord or Tenant unless in writing and executed by Landlord or Tenant as the case may be. Neither the failure of Landlord or Tenant to insist upon a strict performance of any of the terms, provisions, covenants, agreements and conditions hereof, nor the acceptance of rent by Landlord with knowledge of a breach of this Lease by Tenant in the performance of its obligations hereunder, shall be deemed a waiver of any rights or remedies that Landlord or Tenant may have or a waiver of any subsequent breach or default in any of such terms, provisions, covenants, agreements and conditions. No payment by Tenant or receipt of payment by Landlord of an amount less than the full amount then due Landlord under this Lease shall be construed as anything other than a partial payment of such sum then due and owing. No endorsement or statement on any check or letter or any form of payment or accompanying document shall be deemed to be an accord and satisfaction or other form of settlement; Landlord may accept any such payment without prejudice to its rights to recover the balance of sums due and owing under this Lease or to pursue any other remedy permitted under this Lease.

23.13 **Costs and Attorneys' Fees**. If either party shall bring an action to recover any sum due hereunder, or for any breach hereunder, the court may award to the prevailing party, as to the portion on which it shall have prevailed, its reasonable costs and reasonable attorneys' fees. Wherever in this Lease the terms "attorneys' fees" or "costs" are used, they shall be deemed to include fees and costs of accountants and paralegals or similar persons, whether in litigation or not, and including trial and appellate, collection, arbitration, mediation, probate and other judicial and quasi-judicial matters.

23.14 **Time of the Essence**. Time is of the essence with regard to each provision of this Lease.

23.15 **Governing Law**. This Lease shall be governed by and construed in accordance with the laws of the State of Florida which shall control all matters bearing on execution, validity, interpretation, performance and the rights and obligations of the parties hereto.

23.16 **No Recording**. This Lease shall not be recorded.

23.17 **Authority**. Each party represents to the other that it has full legal right, power, and authority to enter into, execute, and perform this Lease.

23.18 **Rights Cumulative**. All the rights and remedies of Landlord under this Lease or pursuant to present or future law shall be deemed to be separate, distinct, and cumulative. No one or more of them, whether exercised or not, nor any mention of or reference to any one or more of them in this Lease, shall be deemed to be in exclusion of, or a waiver of, any of the others, or of any of the rights or remedies which Landlord may have under this Lease, at law, and/or in equity. Landlord shall have, to the fullest extent permitted by law, the right to enforce any rights or remedies separately and to pursue any lawful action or proceedings to exercise or enforce any right or remedy without thereby waiving or being barred or estopped from exercising and enforcing any other rights and remedies by appropriate action or proceedings.

23.19 **Financial Statements**. Tenant shall furnish Landlord, within five (5) business days after Landlord's request therefor, an updated, current financial statement of Tenant, Tenant's shareholders, and any guarantors of this Lease. Unless Landlord has reason to believe there has been a material reduction in the financial worth of any of such parties, such financial statement(s) shall not be required to be furnished more than twice each calendar year as to Tenant, its shareholders or partners, and each guarantor.

23.20 **Consents**. Whenever under this Lease Landlord's consent or approval is expressly or impliedly required, it may be arbitrarily withheld except as otherwise specified in this Lease. If Tenant requests Landlord's consent or approval, and if in connection with such request Landlord seeks the advice of its attorneys, architect and/or other adviser or expert, then Tenant shall pay such persons' costs and fees reasonable to such request and the preparation of related documents.

23.21 **Survival**. All obligations of Tenant which are or may be intended by their nature to be performed and/or complied with after the expiration or earlier termination of this Lease shall survive such expiration or termination. Express provisions in this Lease which require or permit survival in specific instances, or as to specific obligations, shall not be deemed a limitation upon the generality of this survival clause.

23.22 **Provisions Severable**. Every provision of this Lease shall be valid and be enforced to the fullest extent permitted by law. If any provision of this Lease, or the application of such provision to any person or circumstance, shall be determined by appropriate judicial authority to be illegal, invalid, or unenforceable to any extent, such provision shall, only to such extent, be deemed stricken from this Lease as if never included. The remainder of this Lease, and the application of such provision to persons or circumstances other than those as to which such provision is held illegal, invalid, or unenforceable, shall not be affected.

23.23 **Counterparts**. This Lease may be executed and delivered in two or more counterparts, each of which shall be deemed to be an original and all of which, taken together, shall be deemed to be one agreement.

23.24 **Further Actions and Documents**. The parties shall take all such actions and execute all such documents as may be necessary to carry out the purposes of this Lease, whether or not specifically provided for in this Lease.

23.25 **Radon Gas Notification**. In accordance with the requirements of Florida Statutes Section 404.56(8) the following notice is hereby given:

> **RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your County Public Health Unit**

23.26 **Effective Date**. Submission of this instrument for examination does not constitute an offer, right of first refusal, reservation of or option for the Premises, or any other space or premises in, on or about the Premises or Office Complex. This instrument shall be binding upon the parties hereto only upon the execution and delivery by the party to be bound and this instrument shall become effective as a lease only upon the execution and delivery by both Landlord and Tenant.

23.27 **Waiver of Jury Trial**. LANDLORD AND TENANT EACH HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THEM AGAINST THE OTHER IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT HEREUNDER, TENANT'S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM OR INJURY OR DAMAGE.

[SIGNATURES ON NEXT PAGE]

IN WITNESS WHEREOF, the undersigned have caused these presents to be executed on this 12 day of June, 2006.

LANDLORD:

ESTORIL INCORPORATED, a Florida corporation

By: [signature]
BETH COHN

Print Name: [signature]

Print Name: MARUA DIAZ

Date: 4/12/06

TENANT:

WATER BANK OF AMERICA,
a [ ]

Print Name: [signature]

By: [signature]
Name: Robert P. Pelletier
Title: Vice President public relations

Print Name: [signature]

Date: 02 06 06

address for notice prior to the Commencement Date:

1331 Brickell Bay Dr. #1706 Miami FL 33131

Exhibit A:	Floor Plan
Exhibit B:	Work Letter Agreement
Exhibit C:	Rules and Regulations
Exhibit D:	Subordination, Non-Disturbance and Attornment Agreement

EXHIBIT "A"

Floor Plan

((

EXHIBIT "B"

BUILDING STANDARD WORK

Work Letter Agreement

THIS WORK LETTER AGREEMENT (this "Work Letter") is attached to and made part of that certain Office Space Lease Agreement (the "Lease") dated the ___ day of ________ 2006 by and between ESTORIL, INC. ("Landlord"), a Florida corporation and WATER BANK OF AMERICA, a [_____] ("Tenant"). The terms, definitions and other provisions of the Lease are hereby incorporated into this Work Letter by reference.

IN CONSIDERATION OF the execution of the Lease and the mutual covenants and conditions hereinafter set forth, Landlord and Tenant agree as follows:

1. Building Standard Improvements:

a) This Work Letter sets forth the agreement with respect to the construction of the "Building Standard Improvements", which is understood to mean (i) the "Shell Improvements" (as hereinafter defined) and (ii) any additional improvements constructed or installed on the Premises for the Tenant's use using "Building Grade" (as hereinafter defined) construction and materials. Any other improvements to the Premises that require construction methods, materials or finishes other than Building Grade shall be deemed to be "Non-Standard Improvements". All improvements to the Premises constructed pursuant to this Work Letter other than the Shell Improvements, whether constructed or installed by Landlord or Tenant, shall be hereinafter referred to as the "Tenant Improvements".

b) "Shell Improvements" shall mean the following improvements which have been provided by Landlord, at its expense, in connection with the construction of the Building:

1) Exterior Building windows, walls and roof structure and unfinished concrete block and sheetrock walls surrounding Common Areas and Service Areas.

2) Concrete floors and ceilings.

3) Fully equipped and finished Common Areas and Service Areas, including elevators, elevator lobbies, atrium entry area, restrooms and mechanical and electrical rooms.

4) Heating, ventilation and air-conditioning (chilled water) system with main high pressure ductwork distribution to all floor areas.

5) Electrical meter rooms equipped with panels and breakers to code.

6) Automatic sprinkler systems with construction heads per minimum code requirements for Building shell.

7) Public corridor areas as needed to serve the Premises (except those Building Floors to be occupied by a single tenant), with floors, interior walls and ceilings finished with Building Grade materials.

c) In accordance with and subject to the provisions of this Work Letter, Landlord shall construct and install the Tenant Improvements, including the Non-Standard Improvements, if any. Unless otherwise agreed in writing, Landlord shall use the following Building Grade construction methods and materials where appropriate or some other substantially comparable construction method or material deemed by Landlord (in its sole discretion) to be Building Grade, as described below ("Building Standard"):

1. Partition System

Standard Partition :

5/8" drywall on each side of 3-5/8" metal studs, ceiling height, 24 inches on center, taped and floated for smooth finish with 2 ½" high straight Johnsonite Vinyl base on each side. Standard quantity provided to be 1 Linear Foot (LF) for every 12 Square Feet (Sq. Ft.) of Net Rentable Area (NRA) in the Leased Premises.

Demising Partition:
2 layers of 5/8" drywall on each side of 3-5/8" metal studs, slab-to-slab, 24 inches on center, taped and floated for smooth finish with sound insulation material and 2½" high straight Johnsonite Vinyl base on each side, for external demising wall of the leased Premises. Standard quantity provided to be based on final approved working drawings.

2. Ceiling Systems

2' x 2' Accessible Ceiling Tile throughout the leased premises, at a height of 9'-0". Suspension System: Silhouette XL Bolt Slot 9/16" with 1/8" Reveal Grid System by Armstrong color white. Ceiling tile: Armstong's, Ultima, Item #1912. Curtain Pocket at all exterior glazed walls (see attached detail).

3. Doors:

Standard Interior Doors:
Building standard doors are 3'-0" x 8'-6" (nominal) x 1 ¾" Solid core, single leaf, pre-finished "Cherry" veneer, pre-undercut and pre-machined for building standard latchset hardware. Building standard doorframes are aluminum frames 3'-0" x 8'-6" (nominal) with a factory painted white finish. Building standard hardware is to be Corbin-Russwin Light/Medium Duty Lever CL3700 Series. Finish US26D. Standard door and hardware quantity provided to be one (1) for every 300 Square Feet (Sq. Ft.) of Net Rentable Area (NRA) in the Leased Premises.

Corridor Doors:

Standard door (single leaf), frame and hardware. A closer and lockset will be provided on the corridor door separating the Leased Premises from the corridor on multi-tenant floors. All locksets must be specified to be keyed to the building grand master.

4. Painting:

Two coats of flat latex wall paint throughout the Leased Premises, Benjamin Moore or equal.

5. Lighting Fixtures:

2' X 4', 18 cell parabolic lens, fluorescent lay-in fixture (Lithonia 2PM3N series) with three (3) 32 watt T-8 (color rendering 3000K) lamps and electronic ballast. Standard quantity provided to be one (1) fixture for every 80 Square Feet (Sq. Ft.) of Net Rentable Area (NRA) in the Leased Premises, and switches to be provided on the basis of one (1) switch for every Standard Door contained within the Leased Premises. Building standard light switches are Decora white in color with white faceplates mounted vertically at 3'-2" O.C. above finish floor.

2'x2', 9 cell parabolic lens, fluorescent lay-in fixture at common corridors

6. Electrical Outlets and Switches:

White duplex wall 110V electrical convenience outlets (non- individually circuited) will be provided on the basis of one (1) outlet for every 120 Square Feet (Sq. Ft.) of Net Rentable Area (NRA) in the Leased Premises. Building standard wall outlets are white Decora.

7. Telephone Outlets:

Wall mounted outlet box with conduit to ceiling plenum in new partitions One (1) wall telephone outlet box (plastic ring and pull string to ceiling above) will be provided for every 210 Square Feet (Sq. Ft.) of Net Rentable Area (NRA) in the Leased Premises All telephone/data cabling and equipment will be installed by Tenant at Tenant's sole cost. ¾" conduit installed inside wall to extend 6" above the ceiling. All will be located within the Leased Premises as with a feeder to the building telephone riser closet. All cables must be plenum rated. Installation of cabling by Tenant's contractor will be completed as required to meet Landlord's Construction Schedule. Cover plates to be white.

8. Floor Covering:

Carpet:

Building standard carpet will be provided throughout the Leased Premises in accordance with the following specifications: Mohawk, 30 Oz, Tufted Cut Pile, One standard color to be selected by tenant.

VCT:
Armstrong 12" X 12" X 1/8", commercial grade.

Base:
2 ½" High Johnsonite Vinyl base – Straight with carpet, Cove with VCT.

9. Tenant Pantry

Building Standard Pantry to be constructed in the Leased Premises with a total of 8 Linear Foot (LF) of Plastic Laminate cabinetry (upper and lower cabinets). Landlord to provide standard SS drop in kitchen sink with cold water only. Flooring to be VCT as specified above. All appliances and hot water to be installed by Tenant at Tenant's sole cost.

10. Base Building Electrical Systems:

Watts per square ft. of lighting = 2.0 watts/gross sq.ft.
Watts per square ft. for discretionary use = 4.00 watts/gross sq.ft. (Small power i.e.: receptacles, computer and office equipment.)
Circuits per panel:

Lighting = 277/480 volts, 3 phase, 4 wires, One panel @42 circuits
Receptacles = 120/208 volts, 3 phase, 4 wires, One panel @ 32 circuits Two panels @42 circuits per panel = 84 circuits
Primary power company = Florida Power & Light (13.2 KV primary volts stepped down to 480/2782, 3phase, 4 wire
Redundant power if any = emergency generator for egress lights only (0.5 watts/gross sq.ft.)

11. Heating, Ventilating and Air Conditioning (HVAC):

Office floors are served by variable air volume systems. System is designed to maintain 75 deg. DB at 55% RH inside with outdoor at 90 deg. DB; 79deg WB. Chilled water is made available on each office floor for tenants use. One (1) VAV Box for every 750 Square Feet (Sq. Ft.) of Net Rentable Area (NRA) in the Leased Premises. All HVAC equipment is to be tied into Building's EMS, by Roth Bros.

12. Window Shades:

Hunter Douglas, Flame Retardant Window Shade, Shearweave 4000, P10 Granite.

Building Standard architectural shades on all window openings on exterior perimeter of the Leased Premises to be installed at Landlord's sole cost.

13. Sprinklers:

Sprinklers, fire protection and other life safety systems in the Building Standard configuration. Sprinkler heads are provided per local code requirements. All new and relocated heads are to comply with Building Fire Code Requirements.

14. Access Control:

Monitored electronic access control system is provided 24 hours, 7days a week at main Building entries. Any and all additional access control and equipment within the Leased Premises is to be installed by Tenant at Tenant's sole cost.

15. Fire Alarm System:

Any new initiating devices must be programmed into the main alarm panel and warranted by Daniel Electrical Fire Alarm Division.

(d) Substitutions and Extra Quantities:

Except for exterior perimeter window coverings, doors, hardware, acoustical ceilings, HVAC systems and life safety system for Building Standard Improvements, Tenant may select Non-Standard Improvements. Any selection of Non-Standard Improvements shall be indicated on the Plans and Specifications (as hereinafter defined) approved by Tenant; however, Landlord may deny approval of such materials. If Tenant requires Non-Standard Improvements, Tenant shall pay an amount equal to the excess of the current published unit cost for such Non-Standard Improvements, less the amount that was to be borne by Landlord for the Building Standard materials.

e) Landlord's obligation to construct any Non-Standard Improvements requested by Tenant shall be subject to the provisions of this Work Letter pertaining to: (i) Landlord's review of the Plans and Specifications; (ii) Tenant's payment for such Non-Standard Improvements, or any increased cost of construction, installation or demolition ("TI Change Costs") required by Tenant's requested change(s), including the cost of revising the Plans and Specifications; and (iii) any delay in "Substantial Completion" (as hereinafter defined) due to Tenant's specification of construction or materials other than Building Grade or request that the Plans and Specifications be revised.

2. Tenant's TI Change Costs:

a) 1) Within ten (10) days of receipt of any invoice therefor from Landlord, Tenant shall pay Landlord an amount equal to one hundred percent (100%) of the cost of TI Change Costs, as such amount is determined by Landlord's "Construction Budget" (as hereinafter defined).

2) Within ten (10) days following Landlord's submittal to Tenant of a final accounting of the TI Change Costs, Tenant shall pay Landlord the then remaining balance of the TI Change Costs, or Landlord shall reimburse Tenant as to any excess amounts previously paid, as the case may be.

b) Payment when due of TI Change Costs shall be a condition to Landlord's performance under this Work Letter. Any delay in construction of the Tenant's Improvements or in Tenant taking occupancy of the Premises resulting from Tenant's failure to make any TI Change Costs payment when due shall be Tenant's responsibility. Tenant's failure to pay any portion of TI Change Costs when due shall constitute a default under the Lease (subject to any applicable notice requirements or grace periods), entitling Landlord to all of its remedies thereunder.

3. Plans and Specifications; Construction Budget:

a) The Tenant Improvements shall be completed in accordance with detailed architectural and engineering working drawings, architectural space planning, and material specifications (the "Plans and Specifications"), which shall be prepared at Landlord's expense up to a maximum amount of $300.00 for the cost thereof, with any costs in excess thereof being deemed TI Change Costs. The Plans and Specifications shall be in a form and content as necessary to allow Landlord's contractor(s) to obtain all required building permits and approvals. The Plans and Specifications shall include the following:

1) fully dimensioned architectural plan;

2) electric/telephone outlet diagram;

3) reflective ceiling plan with light switches;

4) mechanical plan;

5) electric power- circuitry diagram;

6) schematic plumbing riser diagram (if any);

7) all color and finish selections; and

8) all special equipment and fixture specifications.

b) Tenant may utilize either the space planner architect designated by Landlord or another licensed architect or space planner in-preparation of items (1) through (3), (7) and (8) as provided in subparagraph (a) of this Section; provided that if Tenant elects to use its own licensed architect or space planner, such use shall be at Tenant's sole cost and expense and that portion of the Plans and Specifications must be prepared and sealed as may be required for issuance of a building permit and shall be subject to Landlord's approval. In all events, items (4), (5) and, if necessary, item (6) must be prepared by the engineer(s) designated by Landlord.

c) Tenant shall cause the Plans and Specifications to be prepared and submitted to Landlord not later than twenty (20) days from the effective date of this Lease. Landlord shall then have a period of not more than ten (10) days following such submittal in which to review and approve the Plans and Specifications or state any objections to same in writing. Landlord's approval shall not be unreasonably withheld, and any objections shall be reasonable in nature and stated in sufficient detail so as to allow necessary modification by Tenant. Tenant shall have a period of not more than twenty (20) days following receipt of Landlord's objection(s), if any, to make necessary modifications to the Plans and Specifications and resubmit same to Landlord in final form. Once accepted by Landlord in final form, the Plans and Specifications may be modified only with Landlord's written approval, and Tenant shall be liable for any additional costs incurred as a result of any such change.

d) Within fifteen (15) days following receipt of the final approved Plans and Specifications, Landlord shall have its contractor(s) prepare an estimated budget (the "Construction Budget") of the cost of the Tenant Improvements, including the Non-Standard Improvements, and shall submit same to Tenant. Landlord will submit the Construction Budget to Tenant and Tenant shall have a period of no more than five (5) days to review and approve said Construction Budget or state any objections to same in writing. If Tenant fails to respond within said five (5) days period, Tenant's approval shall be presumed. Any period of time beyond said five (5) day period, including without limitation any revisions in Plans and Specifications required to respond to Tenant's objections, shall be Tenant's Delay. The Construction Budget shall be used as a basis for calculating TI Change Costs. Following final completion of the Tenant Improvements, Landlord shall provide Tenant with a statement of actual costs thereof, including the cost of any approved change orders.

4. Contractor(s); Permits: Performance Bond:

a) Landlord shall use its own contractor(s) and shall obtain all building permits necessary to complete all Tenant Improvements, with the exception of any item(s) (whether or not shown in the Plans and Specifications) which may be agreed in writing to be constructed or installed by Tenant or Tenant's contractor(s). Notwithstanding anything to the contrary contained herein, Tenant is responsible for the cost of materials, installation and coordination of its workstations,

furniture, cabling, communication systems, equipment, applicable permit costs therefor and for the construction of any of its cabinetry.

b) In the event that the parties hereto have agreed that Tenant will undertake to provide certain limited portions of the Tenant Improvements, Tenant shall use licensed contractors, approved by Landlord, and shall be responsible for obtaining all necessary permits and approvals at Tenant's sole expense. Tenant shall advise its contractor(s), subcontractor(s) and material supplier(s) that no interest of Landlord in the Premises, the Building or the Property shall be subject to liens to secure payment of any amount due for work performed or materials installed in the Premises and that Landlord has recorded a notice to that effect in the public records of Miàmi-Dade County, Florida. Landlord shall permit Tenant and Tenant's contractor(s) to enter the Premises prior to the Commencement Date to accomplish any work as agreed, however Tenant agrees to insure that its contractor(s) does (do) not impede Landlord's contractor(s) in performance of their respective tasks. Landlord shall not be liable in any way for any injury, loss, damage or delay which may be caused by or arise from such entry by Tenant, its employees or contractor(s). Any damage to the Building Caused by Tenant, its contractors, subcontractors or agents shall be repaired by Tenant, at its expense, and all such work shall be done to Landlord's satisfaction. If any repaired area does not match the original surface, then the entire surface shall be redone at Tenant's expense.

c) Landlord shall have the right to disapprove any of Tenant's contractors or subcontractors if Landlord has reason to believe that such contractors or subcontractors are: (i) not licensed as required by any governmental agency; (ii) not technically qualified or sufficiently staffed to-do the work; (iii) not financially capable of undertaking the work; and/or (iv) incompatible with any of Landlord's contractors or subcontractors working on the Building (such incompatibility to include possible conflicts with any union contractors employed by Landlord).

d) Should Tenant undertake construction of a portion of the Tenant Improvements costing in excess of $100,000.00, then Tenant shall require its contractor(s) to provide performance and payment bond(s) covering the total value of such work. In any case, the cost of the performance and payment bond premiums shall be borne by Tenant.

e) Any and all Tenant Improvements to be performed by Tenant's contractor's shall be completed in accordance with Landlord's Construction Rules and Regulations a copy of which is attached hereto as Schedule "B-1".

5. <u>Construction of the Improvements</u>:

a) Landlord shall substantially complete the Building Standard Improvements and the Non-Standard Improvements, if any, in accordance with the Plans and Specifications, not later than the Lease Commencement Date as specified in the Lease. "Substantial Completion" shall mean that the Building Standard

Improvements and the Non-Standard Improvements are sufficiently complete so as to allow Tenant to occupy the Premises for the use and purposes intended without unreasonable disturbance or interruption; provided that Landlord, its employees, agents and contractors, shall be allowed to enter upon the Premises at any reasonable time(s) following the Lease Commencement Date as necessary to complete any unfinished details, and such entry shall not constitute an actual or constructive eviction of Tenant, in whole or in part, nor shall it entitle Tenant to any abatement or diminution of rent or relieve Tenant from any obligation under the Lease.

b) Tenant shall be responsible for any delay ("Tenant Delay") in Substantial Completion past the scheduled Lease Commencement Date and for increased cost of construction resulting from any of the following causes:

1) Tenant's failure to submit the Plans and Specifications (or any necessary modifications or additions thereto) or respond to the Construction Budget within the time periods specified in this Work Letter; or

2) Tenant's failure to pay any portion of its TI Change Costs when due; or

3) Tenant's specification of Non-Standard Improvements which Non-Standard Improvements cannot be delivered or completed within Landlord's construction schedule (subject to Landlord's obligation to give Tenant notice of same as hereinafter provided); or

4) any change in the Plans and Specifications caused by Tenant, even though Landlord may approve such change and the time required by Landlord to review such requested change in the event construction of the Tenant Improvements is delayed by the request for revision; or

5) the performance of or failure to perform or to timely perform any work or installation by any person or firm employed by Tenant to do any work on the Premises; or

6) any work stoppage or delay due to Tenant's failure to use union contractors or labor as required by Landlord;

6) any other delay in Substantial Completion directly attributable to the acts or omissions of Tenant, its employees, agents or contractor(s).

c) In the event that any Tenant Delay results in or contributes to a delay in Substantial Completion past the scheduled Lease Commencement Date as provided in the Lease, then the Lease Commencement Date shall be deemed to have occurred and Tenant's rental obligations shall commence as of the date Landlord would have otherwise achieved Substantial Completion but for Tenant's Delay.

d) In conjunction with Landlord's review of requests by Tenant for revisions to the Plans and Specifications, Landlord shall, if known to Landlord, advise Tenant of any Non-Standard Improvements requested by Tenant that Landlord believes will result in a delay in Landlord's construction schedule beyond the scheduled Lease Commencement Date. In such event, Tenant shall either modify its specifications so as not to delay construction or be deemed to have accepted responsibility for any resulting delay.

e) Landlord shall be paid a construction supervision fee in consideration for its services hereunder equal to four percent (4%) of the TI Change Costs. The construction supervision fee shall be payable by Tenant to Landlord one hundred percent (100%) upon commencement of construction.

6. Window Coverings:

Window coverings shall be required by, and provided at the expense of, Landlord, the Building Grade window treatment as part of the Tenant Improvements. The use of this Building Grade window treatment is essential to maintain the exterior appearance of the Building, therefore no other window treatment shall be permitted by Landlord; provided that Tenant may, at its option, obtain the Building Grade window treatment from other sources and have same installed at Tenant's sole expense.

IN WITNESS WHEREOF, the undersigned have caused this Work Agreement Letter to be executed on this 2 day of June 2006.

LANDLORD:

ESTORIL INCORPORATED, a Florida corporation

By: Beth Cohn
BETH COHN

TENANT:

WATER BANK OF AMERICA,
a Montreal Canada

By: ____________________

SCHEDULE "B-1"

Construction Rules and Regulations

1 Tenant's general contractor ("**Contractor**") shall provide a full-time project supervisor, field office and phone during the project construction within the Premises.

2. Contractor shall comply with Landlord's reasonable work requirements for the Building

3 Contractor shall hold a periodic coordination meeting (not less frequently than every two weeks) for Tenant, Tenant's Architect and Landlord to discuss the progress of the job. Meeting notes shall be distributed by Tenant's Architect to all parties

4. A freight elevator will be provided for personnel and minimal material transport during Business Hours. Large material deliveries must be scheduled 48 hours so as not to restrict the freight elevator from normal function in advance.

5. Contractor shall submit a complete list of its subcontractors to Landlord at the time of contract award

6. Contractor shall submit to Landlord an organizational chart listing the personnel responsible for the project.

7 Contractor shall maintain clean and safe working conditions at all times. Trash removal shall be done at Contractor's cost, including all labor and dumpsters. Dumpster locations shall be at the loading dock of the Building.

8. The job site hours are 8:00 a.m. to 6:00 p.m., Monday through Friday Notwithstanding the above, Contractor shall be allowed to work in the Building after Business Hours with Landlord's prior written approval and at Tenant's sole cost and expense which cost shall exclude the cost of Landlord's Building engineer and security guard services.

9 Contractor's most recent financial statements and certificates of insurance for liability insurance and worker's compensation for contractors and subcontractors shall be submitted to Landlord for Landlord's review prior to the commencement of construction. Such certificates of insurance shall name Landlord and its Managing Agent as an additional insured and shall reflect limits of insurance reasonably specified by Landlord.

10. Contractor shall submit to Landlord a complete test and balance report for the air distribution system within the Premises from an independent contractor Landlord shall approve the test and balance contractor in its sole discretion. The calibration of thermostats and adjustment of the minimum and maximum VAV settings shall be included in that service

11. Contractor shall furnish Landlord with a copy of the building permit covering construction and/or alteration.

12. Public area corridors and carpet shall be protected by plastic runners or walk-off mats Contractor shall be responsible for maintaining cleanliness of these areas.

13. No utilities or services to tenants of the Building shall be cut off or interrupted without the written approval of Landlord's property management office. Such approval shall be requested not less than forty-eight (48) hours in advance on a normal working day.

14 Landlord's property management office shall be notified in writing of all work schedules and the names of those who may be working in the Building during non-Business Hours (which are from 7:30 a.m. until 6:00 p.m.)

15. The designated construction elevator is the only elevator to be used for moving materials and construction personnel Use of the designated construction elevator during non-Business Hours shall require written permission from Landlord's property management office.

16. Work which will disturb or inconvenience other occupants of the Building shall not be performed during Business Hours.

17. Contractor, subcontractors, and suppliers shall not use the loading dock area for parking. Contractor shall coordinate parking and loading/unloading areas with Landlord's property management office

18. No construction materials or equipment shall be stored in the service corridor, loading dock or lobby areas at any time.

19. Construction personnel shall not eat in the lobbies or corridors of the Building, nor shall they congregate in these areas, or play radios, which would interrupt the business endeavors of Landlord or other tenants.

20 No keys shall be issued to any subcontractors

21 Contractor and/or subcontractors shall not operate air-handling units. Prior arrangements for air conditioning shall be made with Landlord's property management office Contractor shall install construction fiber glass media filters to be replaced as required by Landlord.

22. Landlord's property management office shall designate restrooms to be used by construction personnel or require construction personnel to use portable lavatories.

23 No smoking shall be permitted in the Building

24. Contractor shall take all reasonable precautions to protect against possibilities of fire damage, including limitations on smoking, supervision of welding and soldering, and daily inspections of the job site. Contractors shall not wash paintbrushes or any other equipment in the rest rooms, janitorial sinks or common areas.

25 Contractor shall be allowed to locate electrical, power, telephone, or data outlets in the perimeter walls of the Building provided the same do not disturb Building installation.

26. Landlord shall approve all roofing contractors in its sole discretion

A. Any person accessing the roof of any building must have Landlord approval and must sign the roof access log. The log shall identify the person, company, location and proposed activity on the roof. Access shall only be under the supervision of Landlord personnel

B No person shall make, or cause to be made, any penetration or dislodging of the roof membrane or accessory roofing systems, including flashings, pitch pans, or scuppers. No chemicals of any kind shall be transported onto the roof without the express permission and supervision of Landlord.

C. No person shall place, or cause to be placed, any equipment permanent or temporary, on any part of the roof or parapet structure without the express permission and supervision of Landlord

D All maintenance activity on the roof shall be governed as follows:

(i) No tools, equipment or material of any kind shall be dragged or moved across the roof in contact with the roof membrane. Any equipment exceeding the weight two average men can carry, shall be loaded onto the roof by crane and supported on pallets to distribute the load to a maximum of 30 pounds per square foot. Such roof top loading shall not exceed 48 hours.

(ii) Hand tools must always be supported on walkway pads.

(iii) Tanks, parts, and materials shall be placed upon plywood of a thickness to prevent the accidental puncture of the roof membrane

(iv) All discarded tanks, parts or materials resulting from maintenance on the roof shall be taken off of the roof and disposed of off of the property by those repair persons. The roof membrane and the roof environment shall be left absolutely free of any extraneous materials at the conclusion of all roof top activity

(v) At the conclusion of activity on the roof, contractors and maintenance personnel shall have their work checked by Landlord and shall sign out on the roof access log indicating the time of completion

E Contractors, suppliers and maintenance personnel shall be responsible for their activities on the roofs and shall pay for any damages caused by their work. Failure to comply with the rules set forth herein may result in the non-complying party being denied future access to the roof.

EXHIBIT "C"

Rules and Regulations

1. No sign, lettering, picture, notice or advertisement shall be placed on any outside window or in a position to be visible from outside the Premises.

2. Tenant shall not use the name of the Building for any purpose other than Tenant's business address; Tenant shall not use the name of the Building for Tenant's business address after Tenant vacates the Premises; nor shall Tenant use any picture or likeness of the Building in any circulars, notices, advertisements or correspondence.

3. No article which is explosive or inherently dangerous is allowed in the Building.

4. Tenant shall not represent itself as being associated with any company or corporation by which the Building may be known or named.

5. Sidewalks, entrances, passages, courts, corridors, hall, elevators and stairways in and about the Premises shall not be obstructed.

6. No animals (except for dogs in the company of a blind person) or pets shall be brought or permitted to be in the Building or the Premises.

7. Room-to-room canvasses to solicit business from other tenants of the Building are not permitted.

8. Tenant shall not waste electricity, water or air-conditioning and shall cooperate fully with Landlord to assure the most effective and efficient operation of the Building's heating and air-conditioning systems.

9. No lock or similar devices shall be attached to any door except by Landlord and Landlord shall have the right to retain a key to all such locks. Tenant may not install any locks without Landlord's prior approval unless such locks are identified or specified in Tenant's Final Space Plan or the Plans.

10. Tenant assumes full responsibility of protecting the Premises from theft, robbery and pilferage; Landlord shall not be liable for damage thereto or theft or misappropriation thereof unless due to Landlord's negligence or willful misconduct. Except during Tenant's normal business hours, Tenant shall keep all doors to the Premises locked and other means of entry to the Premises closed and secured. All corridor doors shall remain closed at all times. If Tenant desires telegraphic, telephones, burglar alarms or other electronic mechanical devices, the Landlord will, upon request direct where and how connections and all wiring for such services shall be installed and no boring, cutting or installing of wires or cables is permitted without Landlord's approval unless such items are identified or specified in Tenant's Final Space Plan or the Plans.

11. Except with the prior approval of Landlord which shall not be unreasonably withheld, all cleaning, repairing, janitorial, decorating, painting or other services and work in and

about the Premises shall be done only by Tenant's own personnel or authorized Building personnel.

12. The weight, size and location of safes, furniture, equipment, machines and other large or bulky articles shall be subject to Landlord's reasonable approval and shall be brought to the Building and into and out of the Premises at such times and in such manner as the Landlord shall reasonably direct and at Tenant's sole risk and cost. Prior to Tenant's removal of any of such articles from the Building, Tenant shall obtain written authorization of the Office of the Building and shall present such authorization to a designated employee of Landlord.

13. Tenant shall not overload the safe capacity of the electrical wiring of the Building and the Premises or exceed the capacity of the feeders to the Building or risers.

14. To the extent permitted by law, Tenant shall not cause picketing or other activity which would interfere with the business of Landlord or any other tenant or occupant of the Building, or distribution of written materials involving its employees in or about the Building, except in those locations and subject to time and other limitations as to which Landlord may give prior written consent.

15. Tenant shall not cook, otherwise prepare or sell any food or beverages in or from the Premises or use the Premises for housing accommodations or lodging or sleeping purposes except that Tenant may install and maintain vending machines, coffee/beverage stations and food warming equipment, refrigerators, dishwashers, and cooking/food preparation/warming/eating facilities for the benefit of its employees or guests, provide the same are maintained in compliance with applicable laws and regulations and do not disturb other tenants in the Building with odor, refuse or pests.

16. Tenant shall not permit the use of any apparatus for sound production or transmission in such manner that the sound so transmitted or produced shall be audible or vibrations therefrom shall be detectable beyond the Premises; nor permit objectionable odors or vapors to emanate from the Premises.

17. No floor covering shall be affixed to any floor in the Premises by means of glue or other adhesive without Landlord's prior written consent unless such items are identified or specified in Tenant's Final Space Plan or the Plans.

18. Tenant shall only use the freight elevator for mail carts, dollies and other similar devices for delivering material between floors that Tenant may occupy.

19. No smoking, eating, drinking, loitering or playing is permitted in the Common Area except in designated areas.

20. Landlord may require that all persons who enter or leave the Building identify themselves to security guards, by registration or other reasonable means of controlling access to or egress from the Building. Landlord, however, shall have no responsibility or liability for any theft, robbery or other crime in the Building unless caused by its negligence or

willful misconduct. Tenant shall assume full responsibility for protecting the Premises, including keeping all doors to the Premises locked after the close of business.

21. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations reasonably established by Landlord or any governmental agency and shall cooperate and participate in all reasonable security and safety programs affecting the Building.

22. Tenant shall only use the Premises and common areas of the Building and Property for the specific purpose allowed in the Lease, and for no other purpose, and in such a manner so as not to improperly disturb the quiet enjoyment of the Building and Property by other tenants, their employees, agents, guests and invitees.

EXHIBIT "D"

NON-DISTURBANCE, ATTORNMENT AND SUBORDINATION AGREEMENT BY MORTGAGEE

THIS AGREEMENT is made and entered into as of this ____ day of _________, 2006, by and among, and __________________________ ("**Mortgagee**"), WATER BANK OF AMERICA, a ________________ ("**Tenant**"), and ESTORIL INCORPORATED, a Florida corporation ("**Landlord**").

WITNESSETH:

WHEREAS, Mortgagee is the owner and holder of all of the right, title and interest of the Lender, under that certain Mortgage and Security Agreement between Landlord, as the borrower, and "Mortgagee" as the lender, dated _______ _____________, ____ recorded in Official Record Book, beginning at page, ____ in the Public Records of Miami-Dade County, Florida, (said Mortgage and Security Agreement being hereinafter referred to as the "**Mortgage**"); and

WHEREAS, by virtue of the Mortgage, the Landlord conveyed to Mortgagee a mortgage lien on the property (the "**Property**") described therein, which is located in the City of Miami, Miami-Dade County, Florida, with a street address of 1395 Brickell Avenue, Miami, Florida 33131, said mortgage lien being intended to secure the payment of the indebtedness described in the Mortgage; and

WHEREAS, Landlord and Tenant, made and entered into that certain lease agreement, dated as of the ___ day of ___________, 2006, with respect to certain premises therein described as Suite Number [ ], containing [ ]rentable square feet on the [ ] floor of the Property (the "Lease"); and

WHEREAS, the parties hereto desire to enter into this Non-Disturbance, Attornment and Subordination Agreement (this "**Agreement**");

NOW, THEREFORE, for and in consideration of the mutual covenants hereinafter set forth, Mortgagee, Tenant and Landlord hereby covenant and agree as follows:

1. Non-Disturbance. Provided no event of default has occurred and is continuing (beyond any permitted grace and cure periods), which would entitle the Landlord to terminate the Lease or which would entitle the Landlord to dispossess the Tenant thereunder, the Lease shall not be terminated, nor shall the Tenant's use, possession or enjoyment of the Leased Premises or any rights of Tenant under the Lease be interfered with, nor shall the leasehold estate granted by the Lease be affected in any other manner, in any exercise of the power of sale contained in the Mortgage, or by any foreclosure or any action or proceeding instituted under or in connection with the Mortgage, or in case the Mortgagee takes possession of the Property pursuant to any provisions of the Mortgage. Notwithstanding the foregoing however, the person acquiring the interest of the Landlord under the Lease as a result of any such action or proceeding, his successors and assigns (hereinafter called the "**Purchaser**") shall not be: (a)

liable for any act or omission of the Landlord or any prior lessor under the Lease, provided however that Mortgagee shall be responsible for any such default which is continuing from and after the date on which Mortgagee acquires title; or (b) except as expressly provided in the Lease, subject to any offsets or defenses which the Tenant under the Lease might have against the Landlord or any prior lessor under the Lease, provided, however, that Mortgagee shall be responsible for any such default which is continuing from and after the date on which Mortgagee acquires title; or (c) bound by any base rent, percentage rent or any other payments which Tenant under the Lease might have paid more than one month in advance of its due date to the Landlord or to any prior lessor under the Lease; or (d) bound by any amendment or modification of the Lease made without Mortgagee's prior written consent (which consent shall not be unreasonably withheld or delayed); or (e) bound by any consent given by Landlord or any prior lessor under the Lease to any assignment of Tenant's interest in the Lease made without also obtaining Mortgagee's prior written consent, provided that Mortgagee's prior written consent shall not be required in the event Tenant has assigned its interest to any successor to Tenant by virtue of any change in the structure of Tenant as provided in the Lease, and, if required, shall not be unreasonably withheld, delayed or conditioned (and if Tenant is not released, Mortgagee's consent shall not be required at all). The Purchaser shall, except as otherwise provided herein, have all of the rights and obligations of the Landlord under the Lease for so long as the Purchaser is the owner of the Property.

2. Attornment. If the interests of the Landlord under the Lease shall be transferred by reason of any foreclosure or other proceeding for enforcement of the Mortgage, the Tenant and the Purchaser (including the Mortgagee, if it be the Purchaser) shall, subject to the provisions of this Agreement, each be bound by all of the terms, covenants and conditions of the Lease and shall each attorn to the other for the balance of the term thereof remaining and any extensions or renewals thereof which may be effected in accordance with any option therefor in the Lease, with the same force and effect as if the Purchaser were the lessor under the Lease. Said attornment shall be effective and self-operative without the execution by the Tenant or the Purchaser of any further instruments, upon Purchaser succeeding to the interest of the Landlord under the Lease. Upon such attornment, the respective rights and obligations of the Tenant and Purchaser under the Lease shall, to the extent of the then remaining balance of the term of the Lease and any extensions or renewals thereof, be the same as are now set forth in the Lease, except as herein otherwise expressly provided.

3. Subordination. Subject to the provisions of this Agreement, the Tenant hereby subordinates its right, title and interest under the Lease to the right, title and interest of the Mortgagee under the Mortgage and further agrees that the Lease is now and shall at all times continue to be subject and subordinate in each and every respect to the Mortgage and to any and all increases, renewals, modifications, extensions, substitutions, replacements and/or consolidations of the Mortgage and to any future mortgage or mortgages held by the Mortgagee affecting the Leased Premises and all or any portion of the Property.

4. Notice of Default of Landlord. Tenant hereby covenants and agrees to give Mortgagee written notice specifying wherein the Landlord has failed to perform any of Landlord's obligations under the Lease, simultaneously with any such notice given to the Landlord under the provisions of the Lease. Such notices to Mortgagee shall be delivered to:

____

____

____

____

Attn:________________________

or to such other address as the Mortgagee shall have designated to Tenant by giving written notice to Tenant at the address and in the manner specified in the Lease for receipt of notice, or to such other address as may be designated by written notice from Tenant to Mortgagee given pursuant to this Agreement.

5. As to Landlord and Tenant. As between Landlord and Tenant, Landlord and Tenant covenant and agree that nothing herein contained nor anything done pursuant to the provisions hereof shall be deemed or taken to modify the Lease.

6. As to Landlord and Mortgagee. As between Landlord and Mortgagee, Landlord and Mortgagee covenant and agree that nothing herein contained nor anything done pursuant to the provisions hereof shall be deemed or taken to modify the Mortgage.

7. Title of Paragraphs. The titles of the paragraphs of this Agreement are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Agreement.

8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

9. Provisions Binding. The terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the heirs, executors, administrators, successors and permitted assigns, respectively, of Mortgagee, Tenant and Landlord. The reference contained to successors and assigns of Tenant is not intended to constitute and does not constitute a consent by Landlord or Mortgagee to an assignment by Tenant, but has reference only to those instances in which the Landlord and the Mortgagee shall have given written consent to a particular assignment by the Tenant if required.

IN WITNESS WHEREOF, the parties have hereunto set their respective hands and seals as of the day, month and year first above written.

MORTGAGEE:

____

By: __________________________
Title: __________________________
Date: __________________________

TENANT:

WATER BANK OF AMERICA

By: __________________________
Title: __________________________
Date: __________________________

LANDLORD:

ESTORIL INCORPORATED

By: __________________________
Name:
Title: President
Date: __________________________